UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2024

Date of report (Date of earliest event reported)

________________________

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

________________________

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2024, Agile Therapeutics, Inc., a Delaware corporation (the “Company” or “Agile”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Insud Pharma, S.L., a Spanish company, (“Insud” or “Parent”), and Exeltis Project, Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Insud (“Merger Sub”). On the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Insud.

The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”) on June 25, 2024. As part of the purchase price for Agile, Insud has agreed to make available the Bridge Loan (as defined below), which is secured by a security interest in the Company’s intellectual property.

As preconditions to entering into the Merger Agreement, the Company has entered into (i) a Conditional Amendment No. 3 (“Amendment No. 3”) to that certain Manufacturing and Commercialization Agreement, dated April 30, 2020 by and between Agile and Corium Innovations, Inc. (“Corium”), as previously amended by Amendment No. 1 entered into as of July 25, 2022 and Amendment No. 2 entered into as of May 13, 2024 (as amended to date, the “Manufacturing and Commercialization Agreement”), on commercial terms reasonably acceptable to Parent, and including a conditional waiver to such party’s right to seek damages or other compensation for the Company’s failure to meet certain obligations under the Manufacturing and Commercialization Agreement, and (ii) a cash-out acknowledgment and cancellation agreement dated as of June 25, 2024 (the “Warrant Cash-Out Agreement”) with holders of not less than 95% of the outstanding warrants to purchase Company Common Stock (“Company Warrants”), each of which are discussed further herein.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) (other than shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (the “Excluded Shares”)) will be cancelled and converted automatically into and will thereafter represent only the right to receive $1.52 per share in cash, without interest, with respect to such shares of Company Common Stock (the “Merger Consideration”), subject to applicable withholding taxes.

In addition, immediately prior to the Effective Time, each unexpired and unexercised option to purchase Company Common Stock (each, a “Company Stock Option”), will, to the extent unvested, become fully vested and exercisable immediately prior to, and contingent upon, the Effective Time. At the Effective Time, each Company Stock Option that is then outstanding and unexercised shall be cancelled with no consideration payable in respect thereof.

At the Effective Time, each outstanding award of Company restricted stock units denominated in shares of Company Common Stock (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive a payment in cash, without interest and subject to applicable withholding and other applicable taxes, equal to the product of (a) the Merger Consideration multiplied by (b) the total number of shares of Company Common Stock subject to the Company RSU immediately prior to the Effective Time.

In addition, prior to the Closing, as defined below, the Company shall use best efforts to cause each holder of the remaining Company Warrants not party thereto to execute an agreement substantially identical to the Warrant Cash-Out Agreement described below, which will provide for the exercise and cancellation of such Company Warrants in exchange for a cash payment by the Company to such holder following the Effective Time.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Insud and Merger Sub, including, among others, the agreement by the Company to conduct its business in the ordinary course consistent in all material respects with past practice during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”) and covenants prohibiting the Company from engaging in certain activities during such period without the consent of Insud.

The Closing is conditioned upon, among other things, (a) the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement at a meeting of holders of the Company Common Stock held for such purpose, (b) the absence of any judgements or laws enjoining, making illegal or otherwise prohibiting the Merger, (c) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (d) compliance in all material respects with the other party’s obligations under the Merger Agreement, (e) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and (f) the Company’s performance with all of its obligations under Amendment No. 3 and Amendment No. 3 being in force and not capable of termination by Corium.

The Merger Agreement contains customary non-solicitation covenants that prohibit the Company from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction. These non-solicitation covenants allow the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to, and engage in discussions and negotiations with, third parties in response to an unsolicited acquisition proposal. The Board also may change its recommendation to the holders of Company Common Stock to adopt the Merger Agreement in response to a “Superior Proposal” or an “Intervening Event” (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

The Merger Agreement provides for certain termination rights for both the Company and Insud, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated on or prior to September 30, 2024 (subject to extension as set forth in the Merger Agreement). Upon termination of the Merger Agreement under certain specified circumstances, including (a) the termination of the Merger Agreement by the Company in order to enter into an alternative transaction constituting a Superior Proposal or (b) the termination of the Merger Agreement by Insud due to a change in recommendation of the Board to the holders of Company Common Stock, the Company would be required to pay Insud a termination fee of $1.26 million and any amounts outstanding under the Bridge Loan.

The foregoing descriptions of the terms of the Merger Agreement and the transaction contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement and the foregoing descriptions have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Revolving Promissory Note and Intellectual Property Security Agreement

Concurrently with the execution of the Merger Agreement, Parent made available to the Company a line of credit in a maximum aggregate principal amount of up to $8.0 million (the “Commitment Amount and such loan, the “Bridge Loan”) pursuant to a Revolving Promissory Note (the “Note”), issued by the Company, as borrower, in favor of Exeltis USA, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent. The principal amount of the Bridge Loan accrues interest at a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the lender) or any similar release by the Federal Reserve Board, which is subject to automatic increase by 4% upon the occurrence of certain events of default (the “Default Rate”). The principal amount due under the Note and all accrued and unpaid interest is payable by Agile on the earlier of (i) November

22, 2024, and (ii) the date on which the Commitment Amount is reduced to zero or otherwise terminated (the “Stated Expiry Date”). The initial loan advance of $6.5 million shall be made on July 1, 2024. Subsequent requests for advances under the Note shall be made by the Company (in such amounts as necessary) after July 15, 2024. The Note is secured pursuant to an Intellectual Property Security Agreement (the “Security Agreement”) under which the Company granted a security interest in its intellectual property assets and rights. Furthermore, in the event the Merger is not consummated in certain instances and the Merger Agreement is terminated, Agile shall be obligated to repay to Parent any amounts outstanding (including interest accrued) under the Bride Loan.

The foregoing descriptions of the terms of the Note and the Security Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Note and Security Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Cash-Out Acknowledgement and Cancellation

In connection with the Merger Agreement described above, on June 25, 2024, the holders of an aggregate of approximately 95% of the outstanding Company Warrants signed the Warrant Cash-Out Agreement. In the Warrant Cash-Out Agreement, the relevant warrant holders agreed to terminate and cancel all of their outstanding warrants in exchange for the right to receive a cash payment (the “Cash Payment”), which in aggregate totals approximately $10.6 million. The Cash Payment is conditioned upon the consummation of the Merger and shall occur immediately following the Merger, upon receipt from such warrant holder of the original warrants for cancellation, as well as applicable executed IRS withholding forms. The Cash Payment will be a full and final satisfaction all of the of the Company’s obligations to the warrant holders under the outstanding Company Warrants. The Warrant Cash-Out Agreement contains a release of claims against the Company, Insud and Merger Sub related to the warrant holder’s ownership of the Company Warrants.

The foregoing description of the terms of the Warrant Cash-Out Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrant Cash-Out Agreement executed with the largest warrantholder, a copy of which is filed as Exhibit 4.1, and is incorporated herein by reference. The terms of the Warrant Cash-Out Agreement entered into by each other warrantholder comprising the 95% figure mentioned above are substantially identical to the terms of Exhibit 4.1, other than with regard to the amount of the applicable Cash Payment.

Conditional Amendment to Commercialization Agreement

On June 25, 2024 (the “Amendment Effective Date”), the Company entered into Amendment No. 3. As previously disclosed, pursuant to the Manufacturing and Commercialization Agreement, Corium will manufacture and supply all the Company’s product requirements for Twirla® at certain specified rates. Under the terms of the Manufacturing and Commercialization Agreement, Corium is to be the exclusive supplier of Twirla during the agreement term.

Amendment No. 3 is designed to amend the Agreement to account for Insud’s current projected production requirements for Twirla and the associated cost of goods and is conditioned upon the consummation of the Merger, and will become effective at the Effective Time. Regardless of the consummation of the Merger, Amendment No. 3 requires Agile to pay Corium for certain outstanding invoices totaling approximately $5 million by July 15, 2024. If Company fails to pay Corium, Corium shall be entitled to terminate Amendment No. 3.

Amendment No. 3 contains a release of claims against Agile and Insud regarding (i) any material breach of the Manufacturing and Commercialization Agreement by Agile prior to the Effective Time and (ii) outstanding payments due by Agile to Corium as of the Amendment Effective Date. including but not limited to compliance with Guaranteed Minimum Bill Revenue (as defined in the Manufacturing and Commercialization Agreement) to which Agile might have been obliged under the Manufacturing and Commercialization Agreement.

Except as modified by Amendment No. 3, all terms and conditions of the Manufacturing and Commercialization Agreement remain in full force and effect.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, which is expected to be filed, redacted in certain cases as to confidential information, as an exhibit to a subsequent amendment to this Form 8-K.

Item 7.01 Regulation FD.

On June 26, 2024, the Company issued a press release announcing the execution of the Merger Agreement, the Bridge Loan and Security Agreement, the Cash-Out Acknowledgement and Cancellation Agreement and Amendment No. 3. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated June 25, 2024, by and among Insud Pharma, S.L., Exeltis Project, Inc. and the Company.

4.1*	Cash-Out Acknowledgement and Cancellation Agreement, dated June 25, 2024, by and between Armistice Master Fund Ltd. and the Company.

10.1*	Revolving Promissory Note dated June 25, 2024, by and between the Company and Exeltis USA, Inc.

10.2*	Intellectual Property Security Agreement dated June 25, 2024 by and between the Company and Exeltis USA, Inc.

99.1**	Press Release, dated June 26, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or documents so furnished.

** Furnished herewith.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find it

In connection with the proposed transaction between Agile and Insud, Agile will file with the Securities and Exchange Commission (SEC) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, Agile may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Agile are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Agile’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Agile with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Agile’s website at https://ir.agiletherapeutics.com/financial-

information/sec-filings, by contacting Agile’s investor relations department at https://ir.agiletherapeutics.com/contact-ir.

Participants in the Solicitation

Insud, Agile and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Agile in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Insud’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). Information about Agile and its directors and executive officers can be found in Agile’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 29, 2024 and Agile’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such amendment to the Annual Report.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements concerning the Company’s plans, objectives, strategy and strategic objectives, future events, business conditions, results of operations, business outlook and other information may be forward looking statements. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company and the impact on the Cash-Out Warrant Agreement and the Amendment, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed merger, and (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally. The foregoing list of risk factors is not exhaustive. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The Company does not give any assurances that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: June 26, 2024	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 25, 2024

BY AND AMONG

INSUD PHARMA, S.L.,

EXELTIS PROJECT, INC.

AND

AGILE THERAPEUTICS, INC.

-i-

-ii-

-iii-

SECTION 9.12. Cooperation	75
SECTION 9.13. Company Disclosure Schedule	76

Exhibit AForm of Certificate of Incorporation of the Surviving Corporation

-iv-

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 25, 2024, among INSUD PHARMA, S.L., a company existing under the laws of Spain (“Parent”), EXELTIS PROJECT, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and AGILE THERAPEUTICS, INC., a Delaware corporation (the “Company”).

INTRODUCTION

WHEREAS, on the terms and subject to the conditions set forth herein, the parties intend that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the holders of shares of common stock, par value $0.0001 per share, of the Company (such stock, the “Company Common Stock” and such holders, the “Stockholders”); (ii) adopted, approved and declared advisable this Agreement and the Transactions, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, including the Merger; and (iii) resolved to recommend that the Stockholders vote to approve the adoption of this Agreement (collectively, the “Company Recommendation”);

WHEREAS, in order to support the operation of the business of the Company from the date of this Agreement and the completion of the Merger, the Company has requested Parent to make available a line of credit in a maximum aggregate principal amount of up to $8,000,000, (the “Bridge Loan”), upon the terms and conditions of the Revolving Promissory Note dated the date hereof, issued by the Company, as borrower, in favor of a wholly-owned subsidiary of Parent and secured pursuant to a Security Agreement of even date therewith;

WHEREAS, concurrently with this Agreement the Company has entered into (i) an amendment to the Manufacturing and Commercialization Agreement with Corium, on commercial terms reasonably acceptable to Parent (“Amendment No. 3”), and has secured a waiver to such party’s right to seek damages or other compensation for the Company’s failure to meet certain obligations under the referred agreement, and (ii) a cash-out acknowledgment and cancellation agreement (the “Warrant Cash-Out Agreement”) with the holders of not less than ninety-five percent (95%) of the Company Warrants (as defined herein);

WHEREAS, the respective boards of directors of Parent and Merger Sub have adopted, approved and declared advisable this Agreement and the Transactions (as defined herein), including the Merger; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions and to prescribe certain conditions with respect to the consummation of the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

SECTION 1.1. Definitions.

(a) As used in this Agreement, the following terms have the respective meanings set forth below:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (i) any direct or indirect acquisition or purchase (including by license, partnership, collaboration, distribution, disposition or revenue-sharing arrangement), direct or indirect, of more than 30% of the consolidated assets of the Company and its Subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), or more than 30% or more of any class of equity or voting securities of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning more than 30% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 30% of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, sale of assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction, in each case, whether in a single transaction or a series of related transactions, involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 30% of the consolidated assets of the Company. For purposes of this definition, any issuance of any Company Common Stock in connection with the exercise of Company Warrants shall not count towards the 30% threshold included herein.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means any day other than Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required by applicable Law to remain closed, or, solely for purposes of determining the Closing Date, the Secretary of State of Delaware is authorized or required by applicable Law to remain closed.

“Cares Act” means the Coronavirus Aid, Relief, and Economic Security Act, as it may be amended or modified.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company Charter Documents” means the certificate of incorporation and the bylaws of the Company, each as amended, restated, supplemented or otherwise modified from time to time.

“Company Employee Benefit Plan” means each (a) “employee benefit plan,” as defined in Section 3(3) of ERISA, and (b) each pension, benefit, retirement, compensation, profit-sharing, performance award, phantom equity, stock or stock-based purchase, stock option, severance, change-in-control, bonus, retention, severance, vacation, paid time off, fringe-benefit, incentive, and deferred compensation plan, and other similar agreement, plan, policy, program, or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, (other than any governmental plan, individual award agreement, employment agreement or collective bargaining agreement) whether or not tax-qualified and whether or not subject to ERISA, that is or has been within the prior six years maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor, or consultant of the Company, or any spouse or dependent of such individual, or under which the Company has or would be reasonably expected to have any Liability, contingent or otherwise.

“Company Intellectual Property” means all Intellectual Property used or held for use in the operation of the Company’s business.

“Company Material Adverse Effect” means any change, occurrence, effect, event, circumstance or development that, individually or in the aggregate, (x) has a material adverse effect on the condition (financial or otherwise), business, assets, Liabilities, operations or results of operations of the Company, taken as a whole, or (y) prevents the ability of the Company to consummate the Transactions; provided that no such change, occurrence, effect, event, circumstance or development shall be considered in determining whether a Company Material Adverse Effect has occurred to the extent that it results from:

(1)changes or proposed changes in Law or GAAP other legal or regulatory conditions (or the interpretation thereof), except to the extent such changes have a materially disproportionate adverse effect on the Company relative to the impact on other companies in the industry in which the Company operates (in which case solely the incremental disproportionate adverse impact of such changes shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(2)political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage (including cyberattacks and computer hacking) or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, except to the extent such matters have a materially disproportionate adverse effect on the Company relative to the impact on other companies in the industry in which the Company operates (in which case solely the incremental disproportionate adverse impact of such changes shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(3)changes generally affecting the United States or global economy or financial or securities markets (including changes in interest rates or exchange rates), except to the extent such matters have a materially disproportionate adverse effect on the Company relative to the impact on other companies in the industry in which the Company operates (in which case solely the incremental disproportionate adverse impact of such changes shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(4)general conditions in the pharmaceutical or biopharmaceutical industries, except to the extent such matters have a materially disproportionate adverse effect on the Company relative to the impact on other companies in the industry in which the Company operates (in which case solely the incremental disproportionate adverse impact of such changes shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(5)earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), mudslides, fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, except to the extent such matters have a materially disproportionate adverse effect on the Company relative to the impact on other companies in the industry in which the Company operates (in which case solely the incremental disproportionate adverse impact of such changes shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(6)changes in the market price or trading volume of the shares of Company Common Stock (it being understood and agreed that the facts and circumstances giving rise to such changes may be taken into account in determining whether there has been a Company Material Adverse Effect unless otherwise excluded by another clause hereof);

(7)any failure, in and of itself, by the Company to meet any internal or published industry analyst projections or forecasts or estimates of revenues, earnings or cash flows for any period ending on or after the date hereof (it being understood and agreed that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect unless otherwise excluded by another clause hereof);

(8)the execution and delivery of this Agreement or the announcement, pendency or consummation of the Transactions, including the identity of Parent (including any adverse impact thereof on relationships, contractual or otherwise, with customers, lessors, suppliers, vendors, investors, lenders, partners, distributors, financing sources, contractors, officers, directors or employees of the Company);

(9)(i) any actions taken by Parent or any of its Affiliates or (ii) any action taken or omitted to be taken by the Company (A) to which Parent has consented in writing, (B) upon the written request of Parent or (C) that is expressly required or prohibited (as applicable) by the terms of this Agreement (excluding the requirement that the Company operates in the ordinary course of business);

(10)any manufacturing or supply chain disruptions or delays in manufacturing validation affecting the Company Product or developments relating to reimbursement, coverage or payor rules with respect to the Company Product or the pricing of products, except to the extent such matters have a materially disproportionate adverse effect on the Company relative to the impact on other companies in the industry in which the Company operates (in which case solely the incremental disproportionate adverse impact of such changes shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); or

(11)any Transaction Litigation.

Without limiting the generality of the foregoing, any change, effect, event, inaccuracy, occurrence, or other matter (whether or not previously disclosed in any document filed with, or furnished to, the SEC, the Company Disclosure Schedule or otherwise) that, individually or in the aggregate, results in an issuance by the FDA of a clinical hold on the investigation of the Company Product, the result of which would reasonably be expected to result in the termination of, or a delay of six (6) months or more in dosing patients in, such Company Product, shall be deemed to constitute a Company Material Adverse Effect.

“Company Product” means Twirla, a prescription combined hormonal contraceptive patch that contains the active ingredients ethinyl estradiol and levonorgestrel, and which was approved by FDA on February 14, 2020, pursuant to NDA 204017.

“Company RSU” means each award of restricted stock units denominated in shares of Company Common Stock, whether subject to time-based or performance-based vesting, granted under any Stock Plan.

“Company Stock Option” means each unexpired and unexercised option to purchase shares of Company Common Stock granted under any Stock Plan.

“Company Warrants” means the Common Stock Purchase Warrants, the Amended and Restated Common Stock Purchase Warrants, the Series A Common Purchase Warrants, the Series A-1 Common Purchase Warrant, the Placement Agent Warrants and the Series B Common Stock Purchase Warrants, in each case to purchase shares of Company Common Stock, which collectively comprise all of the outstanding warrants to purchase Company Common Stock as of the Capitalization Date.

“Confidentiality Agreement” means the Mutual Confidentiality Agreement, dated as of April 5, 2024, by and between the Company and Exeltis USA, Inc.

“Contract” means, with respect to any Person, any written or oral agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

“Copyrights” means all copyrights, works of authorship and all registrations, applications, renewals, and foreign counterparts for the foregoing.

“Corium” means Corium Innovations, Inc., a Delaware corporation.

“COVID-19” means SARS-CoV-2 or COVID-19 and any epidemics, pandemics or disease outbreaks of the foregoing.

“Employee Company Equity Award” means any In the Money Option or Company RSU granted to an employee of the Company.

“Environmental Laws” means any Law, Judgment or Authorization relating to pollution, the environment, natural resources, or protection of human health and safety from exposure to Hazardous Substances, including any of the foregoing relating to (i) the manufacture, processing, generation, use, distribution, transport, treatment, handling, storage, disposal, removal or remediation of any Hazardous Substance; (ii) air, indoor air, water (including ground, surface and drinking water), land surface or subsurface strata pollution; (iii) the release or threatened release into the environment of any Hazardous Substance, including emissions, discharges, injections, spills, escapes, dumping or leaching of any Hazardous Substance or (iv) the health and safety of employees.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exclusively Licensed Intellectual Property” means all Licensed Intellectual Property that is exclusively licensed to the Company.

“Expenses” means all out-of-pocket costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions, including the preparation, printing, filing and mailing of the Proxy Statement and all other matters related to the Transactions.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act of 1938, as amended.

“Fraud” means, with respect to a party, actual and intentional fraud under Delaware Law (and not, for the avoidance of doubt, constructive fraud, negligent misrepresentation or omission, or any form of fraud premised on recklessness or negligence) with respect to the making of an express representation or warranty contained in this Agreement made by such party.

“GAAP” means United States generally accepted accounting principles as in effect on the date of this Agreement.

“Good Clinical Practices” means all applicable current Good Clinical Practice requirements for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use E6, as amended, and any other guidelines for good clinical practice for trials on medicinal products in the territory adopted by the applicable Governmental Authority, (b) the Declaration of Helsinki (2004) as amended, (c) U.S. Code of Federal Regulations Title 21, Parts 50, 54, 56, and 312, as may be amended from time to time, and (d) the equivalent applicable Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

“Good Laboratory Practices” means the then-current requirements for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which the Company Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

“Good Manufacturing Practices” means all applicable current Good Manufacturing Practices requirements including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211, and (b) the equivalent applicable Laws in any relevant country, each as may be amended and applicable from time to time.

“Governmental Authority” means any transnational, national, federal, state, provincial, municipal, local or foreign governmental, judicial, quasi-judicial, legislative, executive, regulatory (including stock exchange) or administrative authority, department, agency, organization, body, court, arbitration tribunal, instrumentality, self-regulatory authority or official, including any political subdivision thereof.

“Hazardous Substance” means (i) any pollutant, contaminant, or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material; (ii) any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any medical or biological waste, petroleum product or byproduct, asbestos, lead, polychlorinated biphenyls, or per- and polyfluoroalkyl substance or (iii) any substance, waste or material regulated under any Environmental Law or that would reasonably be expected to give rise to Liability or any obligation to remediate under any Environmental Law.

“Healthcare Laws” means, to the extent applicable to the Company, the following United States Laws and applicable foreign equivalents: the FDCA, federal, state and local fraud and abuse laws, including the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal Anti-Kickback Law (42 U.S.C.

§ 1320a-7b(a)); the Exclusion Laws (42 U.S.C. § 1320a-7); the Federal Health Care Fraud Law (18 U.S.C. § 1347); the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information and Technology for Economic and Clinical Health Act; the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), including the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, the so-called federal “Sunshine Law” or Open Payments (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder, Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, Title XXII of the Public Health Service Act (42 U.S.C. § 300bb-1 et seq.), the Family and Medical Leave Act of 1993 (29 U.S.C. § 2601 et seq.) and the regulations thereunder, and the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 (42 U.S.C. § 18001 et seq.).

“Indebtedness” means, with respect to any Person, without duplication: (a) indebtedness of such Person for borrowed money and any obligations evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business), (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (d) all obligations of such Person under finance leases; (e) any unpaid payroll Tax Liabilities deferred pursuant to Section 2302 of the CARES Act, (f) all obligations of the type referred to in clauses (a) through (e) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or Liability), and (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (f) will be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice).

“Intellectual Property” means all intellectual property and proprietary rights of any kind or nature, whether protected, created or arising under any Law, including the following: (i) Patents; (ii) Trademarks; (iii) all rights in IT Assets; (iv) Copyrights; (v) Know-How; (vi) all rights in designs, databases, data, collections of data, and compilations of data; (vii) domain names (both gTLDs and ccTLDs), social media tags, handles and other identifiers and all accounts therefor; (viii) all rights to sue for past, present and future infringements, misappropriations or other violations of any of the foregoing; (ix) all rights to secure or recover the proceeds of the foregoing, including licenses, royalties, income, payments, claims and damages and (x) all other rights similar to or pertaining to any of the foregoing in any country worldwide.

“Intervening Event” means any event, effect, condition, change, occurrence, development, circumstance or state of facts that materially affects the business, operations, assets or Liabilities of the Company, and that was neither known to, nor reasonably foreseeable by, the Company Board as of or prior to the date hereof or, if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable as of or prior to the date hereof; provided, however, that in no event will any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event; provided, further, that in no event shall any of the following constitute, in and of itself, an Intervening Event: (i) changes in the market price or trading volume of any securities of the Company or (ii) the Company’s meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that, for purposes of clauses (i) and (ii), the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred).

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and all associated documentation (excluding any public networks).

“Know-How” means all trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), know-how, and similar proprietary rights in confidential information of any kind, including inventions (whether patentable or not and whether or not reduced to practice), discoveries, analytic models, improvements, compounds, processes, techniques, assays, chemical and biological materials, devices, methods, patterns, formulations and specifications, customer, distributor, consumer and supplier lists and data, clinical and technical data, operational data, engineering information, pricing information, plans, and improvements.

“Liability” means, with respect to any Person, any debt, liability, claim, demand, expense, commitment or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, primary or secondary, matured or unmatured, billed or unbilled, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Licensed Intellectual Property” means all Intellectual Property that is owned by a Third Party and that is licensed to the Company, including any such Intellectual Property that is licensed to the Company for the Company Product, including, as applicable, reagents for manufacturing, methods of manufacturing or methods of use thereof, or any field of use.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, claim, charge, hypothecation, license, sublicense, option, right of first refusal, right of first offer, covenant not to sue, security interest or other encumbrance of any kind or nature whatsoever.

“made available to Parent” means that such information, document or material was: (i) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form at least 24 hours prior to the execution and delivery of this Agreement or (ii) posted to the virtual data room hosted by Datasite titled “Snowy Day” at least 48 hours prior to the execution and delivery of this Agreement.

“Manufacturing and Commercialization Agreement” means the Manufacturing and Commercialization Agreement, entered into as of April 30, 2020, by and between Corium and Company, as previously amended by Amendment No. 1 entered into as of July 25, 2022 and Amendment No. 2 entered into as of May 13, 2024.

“Non-Employee Company Equity Award” means any In the Money Option or Company RSU that is not an Employee Company Equity Award.

“OTC” means the OTC Markets Group platform.

“Owned Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned (whether wholly or jointly with others) by the Company.

“Parent Material Adverse Effect” means any change, occurrence, effect, event, circumstance or development that, individually or in the aggregate, has prevented or materially delayed, or would reasonably be expected to prevent or materially delay, the consummation by Parent and Merger Sub of the Transactions.

“Patents” means all patents, patent applications and all related provisionals, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, extensions thereof, and registrations, renewals and foreign counterparts related to the foregoing.

“Permitted Lien” means (i) statutory liens securing payments not yet due, (ii) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith, (iii) pledges or deposits made in the ordinary course of business consistent with past practice to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (iv) vendors’, mechanics’, carriers’, workmen’s, repairmen’s, landlords’, construction or other similar Liens arising or incurred in the ordinary course of business consistent with past practice for amounts that are not yet due and payable, (v) mortgages, or deeds of trust, security interests or other encumbrances on title related to Indebtedness reflected on the consolidated financial statements of the Company, (vi) nonexclusive licenses of Intellectual Property entered into by the Company in the ordinary course consistent with past practice, (vii) those matters identified in the Permitted Liens Section of the Company Disclosure Schedule, as applicable.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity, including any Governmental Authority.

“Personal Data” means all data or information that relates to an identified or identifiable person and that constitutes personal data or personal information under any applicable Law relating to privacy, data protection, or other Laws pertaining to data protection and information security, which information includes any genetic data, financial, credit, medical or other information, names, addresses, social security or insurance numbers, telephone numbers, facsimile numbers, email addresses or other contact information, any device identifier, or any other information that constitutes protected health information under 45 C.F.R. § 160.103 (including information regarding clinical trial participants, patients, patient family members, caregivers or advocates, employees, physicians and other health care professionals, clinical trial investigators, researchers and pharmacists).

“Pre-Closing Period” means the period from the date hereof until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article 8.

“Proxy Statement” means the proxy statement relating to the Stockholders’ Meeting, as amended or supplemented from time to time, together with all annexes, schedules or exhibits thereto, as required to be filed with the SEC.

“Regulatory Authority” means, to the extent applicable, the FDA, the European Medicines Agency, the U.K. Medicines and Healthcare products Regulatory Agency or any other Governmental Authority with jurisdiction over the research, development, manufacture, commercialization or exploitation of the Company Product, or any successor agency to any of the foregoing.

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, investment bankers, financial advisors, attorneys, accountants, auditors, consultants, agents and other representatives.

“Requisite Company Vote” means the affirmative vote (in person or by proxy) of the holders of not less than a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of this Agreement and the Transactions at the Stockholders’ Meeting, or any adjournment or postponement thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stock Plan” each of the Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan and the Agile Therapeutics, Inc. 2023 Equity Incentive Plan.

“Subsidiary” means, with respect to any Person, any other Person of which (i) such first Person or any of its subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other corporate bodies performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests of which) are at any time directly or indirectly owned or controlled by such first Person.

“Superior Proposal” means a bona fide written Acquisition Proposal made by any Third Party after the date hereof that is on terms that the Company Board determines in good faith (after consultation with outside legal counsel and financial advisors), taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, the likelihood of consummation and the Third Party making the Acquisition Proposal, (a) would, if consummated, result in a transaction that is more favorable to the Stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including any revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.9(d)) and (b) which the Company Board determines is reasonably capable of being consummated on the terms proposed; provided that, for purposes of the definition of Superior Proposal, references to “30%” in the definition of Acquisition proposal shall be deemed to be references to “more than 50%”.

“Takeover Provisions” means any “moratorium,” “control share acquisition,” “fair price,” “interested stockholder,” “affiliate transaction,” “business combination” or other antitakeover Laws, including Section 203 of the DGCL, or similar state anti-takeover laws and regulations, and any similarly restrictive provision in the Company Charter Documents.

“Tax” means all U.S. federal, state, local or foreign taxes, levies, imposts, duties or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, franchise, profits, gross receipts, minimum, base-erosion and anti-abuse, digital services, diverted profits, transfer, excise, property, sales, use, value-added, goods and services, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental and other governmental taxes and charges, including any interest, penalties and additions to tax with respect thereto.

“Tax Return” means any report, return, statement, declaration, schedule, voucher, document or other written information supplied to or filed with, or required to be supplied to or filed with, any Taxing Authority, including any amendments thereof or attachments thereto.

“Taxing Authority” means any Governmental Authority responsible for the collection, administration, assessment or regulation of Taxes.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates.

“To the knowledge of the Company” and similar phrases mean the actual knowledge of the individuals listed on Section 1.1(a) of the Company Disclosure Schedule after reasonable inquiry.

“Trademarks” means all trademarks, service marks, trade names, brand names, product names, corporate names, logos, social media identifiers, trade dress and other source indicators and all registrations, applications, renewals, and foreign counterparts for the foregoing, and all goodwill associated therewith and symbolized thereby.

“Transaction Litigation” means any Proceeding (including any class action or derivative litigation) asserted, threatened or commenced by, on behalf of or in the name of, against or otherwise involving the Company Board (or any committee thereof), the Company, or any of its directors or officers in such individual’s capacity as such by any Stockholder (in its capacity as such or through a derivative action) relating directly or indirectly to this Agreement, the Merger or any of the other Transactions (including any such Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any other

Transaction constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company).

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, and any similar provision of state Law that applies to the Company.

(b) The following terms are defined in the following sections of this Agreement:

Term	Section
Acceptable Confidentiality Agreement	6.9(a)
Agreement	Preamble
Anti-Corruption Laws	4.25
Amendment No. 3	Introduction
Appraisal Shares	3.7
Authorizations	4.15(b)
Bankruptcy and Equity Exception	4.3(a)
Book-Entry Shares	3.2(a)
Bridge Loan	Introduction
Capitalization Date	4.2(a)
Certificate	3.2(a)
Certificate of Merger	2.4
Closing	2.3
Closing Date	2.3
COC Consents	6.6
Common Stock Merger Consideration	3.2(a)
Company	Preamble
Company 401(k) Plan	6.3(f)
Company Adverse Recommendation Change	6.9(c)
Company Board	Introduction
Company Common Stock	Introduction
Company Disclosure Schedule	Article 4
Company Financial Statements	4.6(a)
Company Recommendation	Introduction
Company Registered IP	4.16(a)
Company SEC Documents	4.5(a)
Company Securities	4.2(b)
Continuing Employee	6.3(b)
Contractors	4.12(b)
Data Protection and Information Security Requirements	4.26(a)
Delaware Courts	9.4(b)
DGCL	Introduction
Effective Time	2.4
Exchange Fund	3.3(a)
Excluded Share	3.2(a)

Term	Section
Government Official	4.25
FIRPTA Certificate	7.2(e)
Inbound IP License Contracts	4.16(i)
Indemnified Party	6.10(a)
Indemnified Proceeding	6.10(b)
Insurance Policies	4.20
In the Money Option	3.4(a)
IP Contracts	4.16(i)
Judgment	4.3(b)
Law	4.3(b)
Lease	4.19(b)
Leased Real Property	4.19(b)
Material Contract	4.17(a)
Maximum Amount	6.10(d)
Merger	Introduction
Merger Sub	Preamble
Option Consideration	3.4(a)
Outbound IP License Contracts	4.16(i)
Outside Date	8.1(b)(i)
Parent	Preamble
Paying Agent	3.3(a)
Proceedings	4.8
Restraint	7.1(b)
Review Board	4.18(a)
RSU Consideration	3.4(b)
Security Incident	4.26(b)
Specified Agreement	8.1(d)(i)
Stockholders	Introduction
Stockholders’ Meeting	6.2(a)
Studies	4.18(d)
Surviving Corporation	2.1
Termination Fee	8.3(c)
Termination Payments	8.3(c)
Trade Controls	4.27(a)
Warrant Cash-Out Agreement	Introduction
Willful Breach	8.2

SECTION 1.2. Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions, table of contents and headings included herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this

Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The word “or” shall not be exclusive. References to “dollars” or “$” are to United States of America dollars. References (a) to any Law shall be deemed to refer to such Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder, (b) to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof, if applicable, and thereof, provided that with respect to any Contract listed on any schedules hereto, all such amendments, modifications or supplements (other than any work orders) shall have been made available to Parent and listed in the appropriate schedule, (c) to any Person include the successors and permitted assigns of that Person, (d) from or through any date means, unless otherwise specified, from and including or through and including, respectively, (e) to the “date hereof” means the date of this Agreement and (f) to a “party” or the “parties” mean the parties to this Agreement unless otherwise specified or the context otherwise requires. Unless indicated otherwise, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m. New York time on such day or Business Day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day” and (iii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to New York time. Unless otherwise provided in or required by this Agreement, neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against any particular party.

ARTICLE 2

THE MERGER

SECTION 2.1. The Merger. At the Effective Time, on the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

SECTION 2.2. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, Liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, Liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

SECTION 2.3. Closing. Subject to the provisions of Article 7, the closing of the Merger (the “Closing”) shall take place (a) remotely by electronic exchange of executed agreements and documents and other deliverables, at 8:00 a.m. Eastern Time on a date to be specified by the parties, which shall be no later than the third Business Day after the date the conditions set forth in Article 7 (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, or (b) at such other place, at such other time, or on such other date as Parent and the Company may mutually agree in writing (such date upon which the Closing occurs, the “Closing Date”).

SECTION 2.4. Effective Time. As soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

SECTION 2.5. Surviving Corporation.

(a) Certificate of Incorporation. Subject to the provisions of Section 6.10, the certificate of incorporation of the Surviving Corporation shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be amended and restated at the Effective Time so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, restated or amended and restated as provided therein and under the DGCL.

(b) Bylaws. Subject to the provisions of Section 6.10, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended, restated or amended and restated as provided therein and under the DGCL.

(c) Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation and shall serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation and shall serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be. The Company shall request that each director of the Company immediately prior to the

Effective Time execute and deliver a letter effectuating his or her resignation as a member of the Company Board, effective as of the Effective Time.

ARTICLE 3

CONSIDERATION; EXCHANGE OF SHARES

SECTION 3.1. Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of Merger Sub capital stock will be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

SECTION 3.2. Company Common Stock.

(a) Treatment of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Common Stockholder, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares to be cancelled pursuant to Section 3.2(b) and (ii) any Appraisal Shares (each share described in clauses (i) and (ii), an “Excluded Share” and collectively, the “Excluded Shares”)) shall be cancelled and shall be converted automatically into the right to receive an amount in cash equal to $1.52 per share in cash, without interest (the “Common Stock Merger Consideration”). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of either a certificate representing any such shares of Company Common Stock (each, a “Certificate”) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive (other than any shares to be cancelled pursuant to Section 3.2(b)), as the case may be, (A) the Common Stock Merger Consideration payable with respect to such shares of Company Common Stock upon surrender of such Certificate or Book-Entry Shares in accordance with Section 3.3, without interest or (B) the payment referred to in Section 3.7, in the case of each Appraisal Share.

(b) Cancelled Shares. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and shall cease to exist and no payment or distribution shall be made with respect thereto.

SECTION 3.3. Exchange of Securities.

(a) Exchange Fund. Prior to the Effective Time, Parent shall designate a paying agent (the “Paying Agent”), who shall be the Company’s transfer agent or another bank or trust company acceptable to the Company, for payment of the funds to which the holders of shares of Company Common Stock (other than the Excluded Shares) shall become entitled pursuant to Section 3.2. At or promptly following the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of such holders of shares of Company Common Stock (other than the Excluded Shares), a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 3.2 (such cash, the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. Parent shall or shall cause the Surviving Corporation to promptly provide additional funds to the Paying Agent as necessary to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Common Stock Merger Consideration in accordance with this Article 3, which such additional funds shall be deemed to be part of the Exchange Fund. The Paying Agent shall hold such cash in a federally insured non-interest bearing account.

(b) Exchange Procedures. As promptly as practicable (but no later than two Business Days) after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Certificates representing shares of Company Common Stock whose shares were converted into the right to receive the Common Stock Merger Consideration pursuant to Section 3.2(a): (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title, shall pass, only upon proper delivery of the Certificates (or effective affidavits in lieu thereof in accordance with Section 3.3(f)) to the Paying Agent and which shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in surrendering the Certificates in exchange for the Common Stock Merger Consideration payable with respect thereto. Upon surrender to the Paying Agent of a Certificate (or effective affidavits in lieu thereof in accordance with Section 3.3(f)) for cancellation, together with a duly completed and validly executed letter of transmittal, entitle such holder to receive pursuant to the provisions of this Article 3 and the Certificate so surrendered shall then be cancelled. Any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to receive the Common Stock Merger Consideration payable with respect to such Book-Entry Shares. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), Parent shall cause the Paying Agent to promptly pay the Common Stock Merger Consideration to the holder of such Book-Entry Shares and the Book-Entry Shares so surrendered shall then be cancelled. No interest shall be paid or shall accrue on any cash payable to holders of Certificates, Book-Entry Shares pursuant to the provisions of this Article 3. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered are registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(c) No Further Ownership Rights. The Common Stock Merger Consideration paid upon the surrender or exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such

Certificates or Book-Entry Shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article 3, except as otherwise provided by applicable Law.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any earning, interest or other income earned thereon) that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent or one of its Affiliates, upon demand, and any such holders who have not theretofore complied with this Article 3 shall thereafter look only to Parent (subject to abandoned property, escheat or similar Laws, as general creditors thereof) for payment of their claim for Common Stock Merger Consideration, without any interest thereon and subject to any withholding of Taxes required by applicable Law, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 3.3(b).

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or their respective Affiliates shall have any Liability to any Person in respect of any Common Stock Merger Consideration or any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered as of immediately prior to the date on which the Common Stock Merger Consideration payable pursuant to this Article 3 would otherwise escheat to or become the property of any Governmental Authority, then any such Common Stock Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, subject to such Person’s compliance with the exchange procedures set forth in Section 3.3(b) (other than the surrender of a Certificate), issue in exchange for such lost, stolen or destroyed Certificate the Common Stock Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate in accordance with this Article 3.

SECTION 3.4. Company Equity Awards and Warrants.

(a) Treatment of Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option shall, to the extent unvested, become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof or the parties hereto, (i) each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time and that has a per share exercise price that is less than the Common Stock Merger Consideration (each, an “In the Money Option”) shall be cancelled and, in exchange therefor, each former holder thereof shall be entitled to receive, in consideration of the cancellation of such Company Stock Option and in settlement therefor, a payment in cash (without interest and subject to any applicable withholding or other Taxes required by applicable Law) equal to the product of (1) the total number of shares of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time and (2) the excess, if any, of the Common Stock Merger Consideration over the per share exercise price payable for such In the Money Option immediately prior to the Effective Time (the “Option Consideration”) and (ii) each Company Stock Option other than an In the Money Option that is then outstanding and unexercised shall be cancelled with no consideration payable in respect thereof.

(b) Treatment of Company RSUs. At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof or the parties hereto, each Company RSU that is outstanding immediately prior to the Effective Time shall be cancelled and converted automatically into the right to receive a payment in cash (without interest and subject to any applicable withholding or other Taxes required by applicable Law) equal to the product of (i) the Common Stock Merger Consideration payable with respect to such Company RSU multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, with the number of shares of Company Common Stock subject to any such Company RSU that vests based on the achievement of performance goals determined in accordance with the applicable award agreement (the “RSU Consideration”).

(c) Treatment of Company Warrants. Prior to the Closing, the Company shall use its best efforts (without requiring any incremental payment to the holder of any Company Warrant prior to the Closing Date) to cause each holder of Company Warrants to execute an agreement, in form and substance reasonably acceptable to Parent and substantially identical to the Warrant Cash-Out Agreement, providing for the exercise and cancellation of such Company Warrants in exchange for the payment by the Company of a cash payment specified therein to such holder following the Effective Time.

(d) Payment. Promptly after the Effective Time (but in any event, no later than the second payroll date after the Effective Time), the Surviving Corporation shall pay through its or its Affiliate’s payroll systems the aggregate Option Consideration and RSU Consideration, as the case may be, payable to each former holder of an Employee Company Equity Award pursuant to this Section 3.4 (in each case, without interest and subject to any applicable withholding or other Taxes required by applicable Law). Promptly after the Effective Time (but in any event, no later than three (3) Business Days after the Effective Time), Parent shall pay or cause to be paid the aggregate Option Consideration and RSU Consideration, as the case may be, payable to each former holder of a Non-Employee Company Equity Award pursuant to this Section 3.4 (in each case, without interest and, if applicable, subject to any applicable withholding or other Taxes required by applicable Law).

(e) Termination of Stock Plans. As of the Effective Time, all Stock Plans and other than Parent’s obligations to make the payments set forth in Section 3.4(d) all outstanding equity and equity-based awards granted thereunder and any rights thereto shall terminate, and no further shares of Company Common Stock, Company Stock Options, Company RSUs, equity interests or other rights with respect to shares of stock of the Company shall be granted under the Stock Plans.

(f) Board and Company Actions. Promptly following the date hereof, the Company and the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary, prior to the Effective Time, to effect the transactions described in this Section 3.4. Prior to the Effective Time, the Company shall cooperate with and reasonably assist Parent to cause the timely payment of the amounts Parent is required to pay following the Effective Time to the holders of Company Stock Options and Company RSUs, including by providing all information reasonably requested by Parent to make timely payments thereof.

SECTION 3.5. Adjustments to Prevent Dilution. Without limiting the other provisions of this Agreement, in the event that, during the period between the date hereof and the Effective Time, the number of outstanding shares of Company Common Stock or securities convertible into or exchangeable or exercisable for shares of Company Common Stock shall be changed into a different number of shares or securities or a different class, including as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Common Stock Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to reflect such change; provided that, in any case, nothing in this Section 3.5 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 3.6. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub, the Surviving Corporation, the Paying Agent and their respective agents shall be entitled to deduct and withhold from any payment to be made to any Person pursuant to this Agreement any amount that Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective agent, as applicable, reasonably determines to be required to be deducted and withheld under any applicable Tax Law. To the extent such amounts are so deducted and withheld and paid over to the applicable Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such amounts were deducted and withheld. Notwithstanding the foregoing, Parent, Merger Sub, the Surviving Corporation, the Paying Agent and their respective agents shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of Common Stock Merger Consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

SECTION 3.7. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to Section 3.2(b)) and that are held by any Person who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL shall not be converted into the right to receive Common Stock Merger Consideration and shall entitle the holder only to payment for such Appraisal Shares in accordance with and to the extent provided by Section 262 of the DGCL; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then such Appraisal Shares shall automatically be deemed to have been converted as of the Effective Time into, and become exchangeable solely for the right to receive, Common Stock Merger Consideration as provided in Section 3.2(a). The Company shall provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock of any withdrawals of such demands and of any other instruments received by the Company pursuant to Section 262 of the DGCL, and Parent shall have the right to participate in and direct (provided, that such direction may not result in a binding obligation on the part of the Company that is effective prior to the Effective Time) all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any cash deposited with the Paying Agent pursuant to Section 3.3(a) with respect to shares of Company Common Stock that become Appraisal Shares shall be returned to Parent upon demand therefor.

SECTION 3.8. Transfer Taxes. If any payment pursuant to the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it will be a condition to such payment that (a) such Certificate so surrendered or Book-Entry Share must be properly endorsed or must otherwise be in proper form and (b) the Person presenting such Certificate or Book-Entry Share to the Paying Agent for payment must pay to the Paying Agent any Transfer Taxes or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share or must establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not required to be paid.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the disclosure schedules delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), which Company Disclosure Schedule identifies the particular Section (or, if applicable, subsection) of this Article 4 to which such exception relates, (b) any disclosure contained in any other section (or, if applicable, subsection) of the Company Disclosure Schedule to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is intended to qualify such other representation and warranty or (c) disclosure in the Company SEC Documents filed with, or furnished to, the SEC after January 1, 2023 and at least two (2) Business Days prior to the date hereof, excluding, in each case, any information in the “Risk Factors” or “Forward-Looking Statements” sections thereof and any other statements therein that are similarly cautionary, predictive or forward-looking in nature and provided that nothing disclosed in the Company SEC Documents shall be deemed a qualification of, or modification to, the representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Capitalization), Section 4.3 (Authorization; No Conflict), Section 4.10 (Broker’s or Finder’s Fee), Section 4.13 (Taxes) and Section 4.22 (Takeover Provisions), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1. Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite corporate power and authority to carry on its business as now conducted, and (c) is duly qualified or licensed to do business and (where applicable) is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent accurate and complete copies of the Company Charter Documents. The Company Charter Documents are in full force and effect, and the Company is not in violation of any Company Charter Document.

SECTION 4.2. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 300,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. At the close of business on June 21, 2024 (the “Capitalization Date”), there were (1) 6,856,229 shares of Company Common Stock issued and outstanding; (2) no shares of preferred stock outstanding; (3) no shares of Company Common Stock held by the Company in its treasury; (4) outstanding Company Stock Options to purchase an aggregate of 43,043 shares of Company Common Stock; (5) 173,517 shares of Company Common Stock subject to or otherwise deliverable in connection with outstanding Company RSUs; (6) 6,309 shares of Company Common Stock reserved for issuance in respect of future awards under the Stock Plans; and (7) Company Warrants to purchase an aggregate of 9,676,830 shares of Company Common Stock. All such issued and outstanding shares of capital stock of the Company have been, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized and validly issued, fully paid and non-assessable, and free of preemptive rights. All outstanding shares of Company Common Stock, all Company Stock Options, all Company RSUs and all Company Warrants have been issued or granted, as applicable, in compliance in all material respects with applicable Law and the Stock Plans, as applicable. Section 4.2(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the Capitalization Date of each outstanding Company Stock Option, Company RSU and Company Warrant, including, as applicable, the holder, date of grant, expiration date, exercise price and number of shares of Company Common Stock subject thereto.

(b) Other than the Company Common Stock, there are no outstanding bonds, debentures, notes, other Indebtedness or securities of the Company having the right to vote, or other than purchase rights under the Company Stock Options, Company RSUs and Company Warrants, that are convertible into or exchangeable or exercisable for, securities having the right to vote, on any matters on which the Stockholders may vote. Except as set forth in this Section 4.2, as of the date hereof, there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other voting securities of or ownership interests in the Company; (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or ownership interests in, the Company; (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation (including under any stockholder rights plan or other arrangement commonly referred to as a “poison pill”) of the Company to issue, any capital stock or other voting securities, or ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities, or ownership interests in, the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities of, or ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as “Company Securities”). There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any Company Securities, except pursuant to the terms of the Company Warrants, the Company Stock Options and the Company RSUs. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party relating to the voting or disposition of any Company Securities or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a director to the Company Board. The Company has made available to Parent accurate and complete copies of all Contracts evidencing the Company Warrants.

SECTION 4.3. Authorization; No Conflict.

(a) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of its obligations under this Agreement and the consummation of the Transactions have been duly and validly authorized by the Company Board and, assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 5.7, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the Transactions and the performance of the Company’s obligations under this Agreement, except, with respect to the Merger, for (A) the approval of this Agreement by the Requisite Company Vote and (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. At a meeting duly called and held, the Company Board unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Stockholders; (ii) adopted, approved and declared advisable this Agreement and the Transactions, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, including the Merger; and (iii) resolved to recommend that the Stockholders vote to approve the adoption of this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and equitable principles of general applicability (the “Bankruptcy and Equity Exception”). Other than the Requisite Company Vote, no stockholder votes or consents are necessary to authorize this Agreement or to consummate the Transactions.

(b) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions, or compliance by the Company with any of the provisions herein will (i) result in a violation or breach of, contravene or conflict with the Company Charter Documents; (ii) assuming compliance with the matters referred to in Section 4.3(c), conflict with or result in a violation or breach of any applicable judgment, ruling, order, writ, injunction or decree of any Governmental Authority (“Judgment”) or any provision of any applicable statute, code, decree, law, ordinance, rule or regulation of any Governmental Authority (together with any Judgment, “Law”); (iii) assuming compliance with the matters referred to in Section 4.3(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Material Contract (as defined below) binding upon the Company or any Authorization affecting, or relating in any way to, the assets or business of the Company or (iv) result in the creation or imposition of any Lien on any asset of the Company (other than a Permitted Lien), except in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing by or with, any Governmental Authority, except for (i) filing the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other United States state or federal securities Laws; (iii) compliance with any OTC rules and (iv) actions or filings the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.4. Subsidiaries. The Company does not have, and, to the knowledge of the Company, has never had, any Subsidiaries. Except for investments in marketable securities in the ordinary course of business, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

SECTION 4.5. SEC Documents.

(a) The Company has timely filed with or furnished to the SEC all forms, reports, schedules, statements, prospectuses, registration statements, definitive proxy statements and other documents required to be filed by the Company with or furnished by the Company to the SEC since January 1, 2023 (collectively, including all exhibits thereto and information incorporated by reference therein, the “Company SEC Documents”). As of their respective filing dates (and/or as of the date of any amendment or supplement thereto), (i) each Company SEC Document complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the respective rules and regulations of the SEC promulgated thereunder, in each case, applicable to such Company SEC Documents and (ii) as of their respective dates, or, to the extent amended or supplemented prior to the date of this

Agreement, as of the date of (and giving effect to) the last amendment or supplement (and in the case of registration statements, on the date of effectiveness), the Company SEC Documents when filed or furnished pursuant to the Securities Act or the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub or any of their Representatives specifically for inclusion or incorporation by reference in any Company SEC Document.

(b) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002.

(c) The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act): (i) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP; (ii) that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (iii) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of the Company’s management and the Company Board; and (iv) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(d) There are no outstanding loans or other extension of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Except as disclosed in its Company SEC Documents, since January 1, 2021, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any material deficiencies or weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls or (iii) any claim or allegation regarding any of the foregoing.

(e) The Company is not a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off balance sheet arrangements (as defined in Item 303 of Regulation S-K under the Securities Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.

(f) The Company has made available to Parent accurate and complete copies of all material correspondence through the date hereof between the SEC, on the one hand, and the Company, on the other hand, including comment letters from the staff of the SEC relating to the Company SEC Documents containing unresolved comments and all written responses of the Company thereto. To the knowledge of the Company, as of the date hereof, no Company SEC Document is the subject of ongoing review, comment or investigation by the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Document.

SECTION 4.6. Company Financial Statements; Liabilities.

(a) The audited financial statements of the Company for the year ended December 31, 2023, together with the reports of Ernst & Young LLP thereon, have been made available to Parent. Such financial statements and the financial statements contained in the Company SEC Documents (including, in each case, any related notes and schedules thereto) (collectively, the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved and present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity (deficit) and cash flows of the Company as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC).

(b) The Company has no material Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except Liabilities or obligations that (i) are accrued or reserved against in the most recent Company Financial Statements included in the Company SEC Documents filed prior to the date hereof or are reflected in the notes thereto; (ii) are Liabilities incurred in the ordinary course of business consistent with past practice since the date of such Company Financial Statements and, individually and in the aggregate, are not material to the Company; (iii) are as set forth in Section 4.6(b)

of the Company Disclosure Schedule or (iv) are incurred in connection with the Transactions.

(c)           Since January 1, 2022, none of the Company or, to the knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company, has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, or any related material allegation regarding management or other employees who have a significant role in the Company’s internal control over financial reporting. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the Company’s accounting practices, methodologies or methods or the accuracy, completeness, form or manner of filing of any certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

SECTION 4.7. Absence of Material Adverse Effect. Since December 31, 2023 through the date hereof, the Company has conducted its business in the ordinary course of business consistent with past practice and there has not been or occurred:

(a) any change, occurrence, effect, event, circumstance or development, individually or in the aggregate, that has had a Company Material Adverse Effect; or

(b) any event, condition, action or occurrence that, if taken during the period from the date hereof through the Effective Time without Parent’s consent, would constitute a breach of any of the covenants Section 6.1(b).

SECTION 4.8. Proceedings. (a) There are no suits, claims, actions, proceedings, arbitrations, mediations, investigations, litigation, hearings, demands, informal inquiries or requests for documents, whether by subpoena or informal letter (“Proceedings”), pending or, to the knowledge of the Company, threatened, against or affecting the Company, and (b) the Company is not subject to any outstanding Judgment, except for those Proceedings and Judgments that would not reasonably be expected, individually or in the aggregate, to (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the consummation by the Company of the Transactions.

SECTION 4.9. Information Supplied. On the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the Stockholders and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), the Proxy Statement (a) will comply as to form in all material respects with the requirements of the Exchange Act and (b) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For clarity, the representations and warranties in this Section 4.9 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their Representatives specifically for inclusion therein.

SECTION 4.10. Broker’s or Finder’s Fees. Except for Wainwright & Co., LLC, no agent, broker, investment banker, finder, Person or firm acting on behalf of the Company or under the Company’s authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or similar fee or commission or reimbursement of expenses from the Company or any of its Affiliates in connection with any of the Transactions.

SECTION 4.11. Employee Plans.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all material Company Employee Benefit Plans, and for each Company Employee Benefit Plan that represents an individual agreement or arrangement, a description of the form agreement used therefor. With respect to each Company Employee Benefit Plan, as requested by Parent, the Company has made available to Parent a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Company Employee Benefit Plan and all amendments thereto, including all plan documents, summary plan descriptions, and material employee communications; (ii) the most recent annual report on Form 5500 filed with the IRS (and all schedules and attachments thereto) and the most recent actuarial valuation or similar report, (iii) the most recent determination, advisory or opinion letter received from the IRS regarding the tax-qualified status of such Company Employee Benefit Plan, (iv) the most recent written results of all required compliance testing, and (v) all material non-routine correspondence with any Governmental Authority in the past two years.

(b) Each Company Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable and up-to-date determination, advisory or opinion letter from the Internal Revenue Service on which the Company is entitled to rely, and, to the knowledge of the Company, no event has occurred, no condition, facts or circumstances exist that would reasonably be expected to cause the loss of such qualification or the imposition of material Liability, penalty or Tax under ERISA, the Code or other applicable Law.

(c) Each Company Employee Benefit Plan has been operated, established, maintained and administered in all material respects in accordance with its terms and with all provisions of ERISA, the Code and other applicable Laws. No event has occurred and, no condition exists with respect to any Company Employee Benefit Plan, that has subjected, or would reasonably be expected to subject, the Company or any of its Subsidiaries to any Tax, fine, lien, penalty or other Liability or obligation imposed by ERISA, the Code or any other applicable Law (including under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code). There are no pending, or to the knowledge of the Company, threatened material claims (other than routine claims for benefits), actions, suits, proceedings, investigations, litigations, inquiries, or other disputes by, on behalf of, against, or relating to any Company Employee Benefit Plan or any trust related thereto, and no material audit, examination, investigation or other proceeding by a Governmental Authority is pending, or to the knowledge of the Company, threatened with respect to any Company Employee Benefit Plan.

(d) No Company Employee Benefit Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. None of the Company, or any ERISA Affiliate has withdrawn at any time within the preceding six years from any multiemployer plan, or incurred any withdrawal Liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such Liability to the Company.

(e) No Company Employee Benefit Plan provides life, health or medical benefits or insurance coverage to any individual, or to the dependent of any individual, for any period extending beyond the termination of the individual’s employment, except to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar provisions of state Law for which the individual pays for the full cost of coverage or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement.

(f) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of the Company; (ii) result in any payment becoming due under any Company Employee Benefit Plan; (iii) increase any benefits otherwise payable under any Company Employee Benefit Plan; (iv) except as provided in Section 3.4, result in the acceleration of the time of payment or vesting of any compensation or benefits; (v) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code; or (vi) entitle the recipient of any payment or benefit to receive a “gross up” payment for any income or other Taxes, including under Section 409A or Section 4999 of the Code.

(g) Each Company Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with, and has been administered in compliance with Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder.

(h) No Company Employee Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States.

SECTION 4.12. Employment Matters.

(a) The Company is not and has never been a party to or otherwise bound by any collective bargaining agreement, Contract or other understanding with a labor union or labor organization, nor is any such Contract or understanding presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been, a representation campaign or certification process with respect to any of the employees of the Company. There is no pending or, to the knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company. As of the date hereof, there are no Proceedings pending or, to the knowledge of the Company, threatened between the Company, on the one hand, and (i) any of its current or former employees, consultants, leased employees, temporary employees, independent contractors or any other individual who provides (or formerly provided) personal services to the Company or (ii) any person seeking employment with the Company, on the other hand. As of the date hereof, no review, complaint or Proceeding by any Governmental Authority or employee or independent contractor or former employee or independent contractor with respect to the Company in relation to the engagement of any individual is pending or, to the knowledge of the Company, threatened, nor has the Company received any notice from any Governmental Authority indicating an intention to conduct the same.

(b) The Company has made available to Parent an accurate and complete list of the names of each officer and employee of the Company as of the date hereof, together with each such person’s (i) position or job title, date of hire and work location; (ii) base salary and target bonus amount; (iii) part-time, full-time, temporary or other status; and (iv) expatriate status and visa status. Section 4.12(b) of the Company Disclosure Schedule contains an accurate and complete list of the names of each natural person who serves as an independent contractor, consultant, or other non-employee service provider of the Company (collectively, “Contractors”) who is reasonably expected to receive payments in excess of $150,000 per annum as of the date hereof.

(c) The Company has complied in all material respects with all Laws governing the employment of personnel by United States companies and the employment of non-United States nationals in the United States, including those relating to hours, worker classification, labor, immigration, affirmative action, collective bargaining, discrimination, civil rights, paid sick leave, protected leave (including family, medical and parental leave), disability rights and accommodations, safety and health, and workers’ compensation. To the knowledge of the Company, each employee of the Company is (i) a United States citizen or lawful permanent resident of the United States or (ii) an alien authorized to work in the United States either specifically for the Company or for any United States employer. The Company has completed a Form I-9 (Employment Eligibility Verification) for each employee of the Company, and each such Form I-9 has since been updated as required by applicable Laws and is correct and complete in all material respects as of the date hereof. The Company is not, and since January 1, 2021 has not been, a government contractor. All employees of the Company are employed in the United States, and all of the terms and conditions of their employment are governed exclusively by United States Law and not the Law of any other jurisdiction.

(d) All employees are employed on an “at-will” basis and their employment can be terminated at any time for any reason without any material amounts being owed to such individual other than with respect to wages accrued before termination and severance under Company Employee Benefit Plans disclosed on Section 4.12(d) of the Company Disclosure Schedule or amounts required by applicable Law. The relationships with all individuals who act on their own as contractors or as other service providers can be terminated for any reason with no greater than sixty (60) days’ prior written notice, without any amounts being owed to such individuals, other than with respect to payments earned before the notice of termination. As of the date hereof, no employee is on a leave of absence, other than short-term absences of less than three weeks. Except as disclosed on Section 4.12(d) of the

Company Disclosure Schedule, neither the Company nor its Subsidiary sponsors any employee for, or otherwise knowingly engage any employee working pursuant to, a nonimmigrant visa.

(e) The Company has not experienced a “plant closing,” “business closing,” or “mass layoff” as defined in the WARN Act or any similar state, local or foreign Law affecting any site of employment of the Company or one or more facilities or operating units within any site of employment or facility of the Company, and, during the 90-day period preceding the date hereof, no employee of the Company has suffered an “employment loss,” with respect to the Company as defined in the WARN Act.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company has properly classified, pursuant to the Code and any other applicable Laws, all Contractors used by the Company during the six-year period immediately preceding the date hereof, and no such individual shall have a valid claim against the Company for eligibility to participate in or benefits under any Company Employee Benefit Plans if such individual is later reclassified as an employee of the Company. The Company does not have any “leased employees” within the meaning of Section 414(n) of the Code.

(g) Since January 1, 2021, no written allegations of sexual harassment have been made against any director, officer or employee of the Company (whether or not such allegation relates to such director’s service or such officer or employee’s employment with the Company).

SECTION 4.13. Taxes.

(a) (i) The Company has timely filed all material Tax Returns required to be filed (taking into account any extensions of time within which to file such Tax Returns) and (ii) all such Tax Returns are true, correct and complete in all material respects. The Company have paid all material Taxes due and owing by any of them (whether or not shown as due on such Tax Returns).

(b) There are no audits, examinations, assessments or other proceedings currently pending or threatened in writing in respect of any material Taxes of the Company. No written claim has been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not waived any statute of limitations or agreed to any extension of time with respect to a material Tax assessment or deficiency other than automatic extensions or waivers obtained in the ordinary course of business.

(c) The Company has withheld and remitted all material Taxes required to have been withheld and remitted in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

(d) Since January 1, 2021, the Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section

355(a)(1)(A) of the Code) in a distribution of stock intended to qualify as a transaction to which Section 355 or 361 of the Code applies.

(e) The Company has not entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(f) The Company is not, nor has it ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or has ever filed or been the subject of an election pursuant to Section 897(i) of the Code.

(g)No power of attorney (i) is currently in force with respect to any matter relating to Taxes nor (ii) has been granted with respect to any matter relating to Taxes that could affect any the Company after the Closing.

(h) The Company is not a party to any material Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or has any Liability for a material amount of Taxes of any Person (other than the Company) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor. The Company does not have any Liability for Taxes under Section 965 of the Code.

(i) There are no Liens for any material amount of Taxes upon any property or assets of the Company, except for Permitted Liens.

(j) The representations set forth in this Section 4.13 constitute the Company’s exclusive and sole representations as to Tax matters. None of the representations in this Section 4.13 relate in any manner to taxable periods or portions thereof ending after the Effective Time. The Company makes no representations or warranties regarding the availability of any Tax attribute of the Company existing on the Effective Time for any taxable period (or portion thereof) beginning on or after the Effective Time.

SECTION 4.14. Environmental Matters.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company is, and since January 1, 2021 has been, in compliance with all applicable Environmental Laws. There are no pending or, to the knowledge of the Company, threatened, Proceedings, Judgments, requests for information, or written notices relating to the Company or any property currently or formerly leased, operated or used by the Company, alleging that the Company is in non-compliance with or has Liability under any Environmental Law.

(ii) There has been no release by the Company, or for which the Company would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company which, in each case, would reasonably be expected to result in Liability to the Company under applicable Environmental Laws. The Company has not generated, treated, stored, disposed of, arranged for the disposal of, transported, released, or otherwise handled any Hazardous Substances in a manner that would reasonably be expected to give rise to any Liability to the Company under applicable Environmental Laws.

(b) The Company has not contractually assumed any material Liability of another Person arising under Environmental Laws other than any indemnities in Material Contracts or leases for real property.

SECTION 4.15. Compliance.

(a) Except as would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company is, and since January 1, 2021 has been, in compliance with all Laws applicable to the Company or by which any of its properties or other assets or any of their businesses or operations are bound. Since January 1, 2021, the Company has not received any written notice from any Governmental Authority of any violation or any investigation with respect to any such Law which would reasonably be expected to have a Company Material Adverse Effect.

(b) The Company possesses all material registrations, licenses, franchises, permits, exemptions, clearances, certificates, approvals, consents and authorizations, and supplements or amendments to, the foregoing (collectively, “Authorizations”) from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case, necessary for the lawful conduct of its business as now conducted. All such Authorizations are in full force and effect, the Company is in compliance in all material respects with the terms of all Authorizations, and since January 1, 2021, the Company has not received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Authorization which would reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.16. Intellectual Property.

(a) Section 4.16(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all (i) Patents; (ii) Trademarks; (iii) domain name registrations and applications and (iv) Copyrights that, in each case, clauses (i) through (iv), are registered with or filed for registration with any Governmental Authority and are owned by the Company (collectively, “Company Registered IP”), indicating for each such item as of the date of this Agreement, the name of the current legal owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date. All Company Registered IP is, to the knowledge of the Company, valid, enforceable, subsisting and in full force and effect and all Company Registered IP that is the subject of a pending application for registration, issuance or grant is subsisting. The Company has taken all commercially reasonable actions and recorded or filed all documents and paid all fees (to the extent applicable) required or reasonably advisable to protect and maintain in full force and effect the material Company Registered IP.

(b) No Owned Company Intellectual Property currently is the subject of any Judgment restricting the Company’s rights in, to and under such Owned Company Intellectual Property or the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope or effectiveness of any such Owned Company Intellectual Property.

(c) (i) The Company is the sole and exclusive owner of all Owned Company Intellectual Property free and clear of all Liens, except for Permitted Liens and (ii) the Company Intellectual Property constitutes all of the Intellectual Property that is material and necessary to operate and conduct the business of the Company as such business is currently operated and conducted.

(d)To the knowledge of the Company, there has been no unauthorized use, or infringement, misappropriation or other violation, by any Third Party of any Owned Company Intellectual Property or Exclusively Licensed Intellectual Property.

(e) To the knowledge of the Company, the conduct of the business of the Company as such business has been conducted and as it currently is being conducted has not since January 1, 2021 and does not presently, infringe, misappropriate or otherwise violate any Intellectual Property rights of any Third Party. The Company has not received any written notice from any Third Party (including any unsolicited written offer to license such Third Party’s Intellectual Property or any request for indemnification) claiming or alleging infringement, misappropriation or other violation of such Third Party’s Intellectual Property.

(f)The Company has taken commercially reasonable measures to protect, preserve and maintain the secrecy, confidentiality and value of all Know-How and all other confidential and non-public data and other information included within the Company Intellectual Property.

(g) No current or former employee of the Company or, to the knowledge of the Company, current or former Contractor owns any right, title, or interest in or to any material Intellectual Property created or developed by such employee or Contractor during their employment or other engagement with the Company, and the Company has not received any written notice or claim to the contrary. To the knowledge of the Company, there has been no unauthorized disclosure of any Know-How or other confidential and non-public data or other information included within the Company Intellectual Property to any employee or other Person who (i) has not executed a binding and enforceable written confidentiality agreement or (ii) is not otherwise subject to a fiduciary duty to maintain the confidentiality thereof.

(h) No Owned Company Intellectual Property has been developed or otherwise obtained, in whole or in part, through the use of funding or other resources of any Governmental Authority or institution of higher learning.

(i) Section 4.16(i) of the Company Disclosure Schedule sets forth an accurate and complete list of (i) all licenses, sublicenses, rights, interests and options granted by the Company to any Third Party with respect to any Owned Company Intellectual Property, other than non-disclosure agreements or non-material and non-exclusive licenses granted by the Company to advertising agencies, vendors and other similar contractors in the ordinary course of business consistent with past practices (collectively, “Outbound IP License Contracts”), and (ii) all licenses, sublicenses, rights, interests and options granted by any Third Party to the Company with respect to any Licensed Intellectual Property material to the business of the Company or applicable to the Company Product or field of use, other than licenses to generally commercially available software licensed pursuant to a standard “off-the-shelf” or “shrink wrap” or “click wrap” agreements and non-material agreements in which the grants of rights to use Intellectual Property are non-exclusive and incidental to and not material to performance under the agreement (collectively, “Inbound IP License Contracts” and together with the Outbound IP License Contracts, the “IP Contracts”).

(j)           The Company has made available to Parent and Merger Sub true and correct copies of all IP Contracts. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) to the knowledge of the Company, each other party to any such IP Contracts has performed all material obligations required to be performed by such party as of the date of this Agreement and (ii) the Company is not in default of any such IP Contracts nor, to the knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company.

(k) Except as set forth on Section 4.16(k) of the Company Disclosure Schedule, and assuming compliance with the matters referred to in Section 4.3(c), neither the execution and delivery of this Agreement nor the consummation of the Transactions will (A) result in the breach of, or create on behalf of any third party the right to terminate or modify any IP Contract, (B) result in or require the grant, assignment or transfer to any other Person (other than Parent, Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any of the material Company Intellectual Property or (C) cause a loss or impairment of any material Company Intellectual Property, except in the case of each of clauses (A), (B) and (C), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.17. Material Contracts.

(a)Section 4.17(a) of the Company Disclosure Schedule contains an accurate and complete list, as of the date hereof, of the following Contracts (excluding Company Employee Benefit Plans) to which the Company is a party or by which it is bound as of the date hereof (each such Contract, together with each Contract required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) a “Material Contract”):

(i) each Contract (1) materially limiting the freedom or right of the Company to engage in any line of business or compete with any other Person in any geographic area; (2) containing any “most favored nations” terms and conditions (including with respect to pricing) or exclusivity obligations; (3) granting any right of first refusal, right of first offer, right of negotiation or similar right with respect to any material assets or business of the

Company or (4) containing any other term, condition or clause that individually or in the aggregate, limits or purports to limit in any material respect the ability of the Company to own, operate, manufacture, sell, distribute, transfer, pledge or otherwise dispose of any material assets or business of the Company;

(ii) each Contract that provides for indemnification (or reimbursement or advancement of legal fees or expenses) of any current or former officer, director or employee of the Company;

(iii) each Lease under which the Company leases, subleases, licenses or sublicenses any real property (whether as lessor or lessee);

(iv) each Contract not otherwise disclosed pursuant to this Section 4.17(a) requiring payment by or to the Company of more than an aggregate of $500,000 for the year ended December 31, 2023;

(v) each Contract that constitutes any acquisition or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making of future payments in excess of $250,000;

(vi) each Contract for any joint venture, partnership, strategic alliance, collaboration, material research or material development project or similar arrangement;

(vii) each Contract relating to the Company Product that is material to the Company’s business and in each case that relates to the research, testing, clinical trial, development, commercialization, manufacture, marketing, importation, exportation, sale, distribution, or supply of the Company Product;

(viii) each Contract (other than trade debt or letters of credit incurred in the ordinary course of business consistent with past practice and the documentation executed in connection with the Bridge Loan) related to Indebtedness for borrowed money or any guarantees thereof or the granting of Liens over the property or assets of the Company (other than Permitted Liens);

(ix) each Contract under which the Company has, directly or indirectly, made any loan, extension of credit or capital contribution to, or other investment in, any Person (other than investments in marketable securities in the ordinary course of business consistent with past practice);

(x) each Contract containing a standstill or similar obligation of the Company to a Third Party (other than any Contract entered into with other potential bidders in connection with the process involving the sale of the Company which by their terms will expire upon the public announcement of the Transactions);

(xi) each Contract containing continuing obligations or interests involving (1) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones or (2) payment of royalties or other amounts calculated based upon sales, revenue, income or similar measure of the Company or the Company Product;

(xii) each Contract in respect of Indebtedness of $250,000 or more;

(xiii) each Contract with any Governmental Authority;

(xiv)each Outbound IP License Contract and Inbound IP License Contract; and

(xv) each stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or any Contract relating to the exercise of any voting rights with respect to any Company Securities.

(b)Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Material Contracts is legal, valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and, to the knowledge of the Company, of each other party thereto, subject to the Bankruptcy and Equity Exception; (ii) the Company is not in default under any Material Contract, nor, to the knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company; and (iii) to the knowledge of the Company, no other party to any Material Contract is in material default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a material default thereunder of such other party. As of the date hereof, the Company has not received or given any written notice of termination or cancellation under any Material Contract or received or given any written notice of breach or default in any material respect under any Material Contract, which breach has not been cured. The Company has made available to Parent accurate and complete copies of all of the Material Contracts.

SECTION 4.18. Regulatory Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (i) the Company is, and since January 1, 2021, has been, in compliance with the Health Care Laws, and (ii) since January 1, 2021, the Company has not received any written notification of any pending or, to the knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the FDA or a similar Regulatory Authority, alleging non-compliance by, or Liability of, the Company under any Health Care Law.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Company holds all (i) authorizations required under the FDCA and any similar applicable federal, foreign, state, or local Laws for the operation of the business of the Company, and (ii) authorizations required by any applicable Governmental Authority for the manufacture, marketing, development, testing, distribution, sale, pricing, import or export of the Company Product necessary for the lawful operating of the businesses of the Company.  Since January 1, 2021, all of the Company’s products that are subject to the jurisdiction of the FDA or other Governmental

Authority are being manufactured, packaged, imported, exported, processed, developed, labeled, stored, shipped, handled, warehoused, distributed, and tested by or on behalf of the Company in material compliance with all applicable requirements under any authorization of a Governmental Authority or Law, including applicable statutes and implementing regulations administered or enforced by the FDA, Good Laboratory Practices, Good Manufacturing Practices, and Good Clinical Practices. Since January 1, 2021, none of the Company’s products have been adulterated or misbranded under applicable Laws in any material respect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, since January 1, 2021, (i) all reports, documents, claims and notices required to be filed, maintained, or furnished to any Regulatory Authority by the Company have been so filed, maintained or furnished, and (ii) all such reports, documents, claims and notices, if any, were materially true, complete and correct on the date filed (or were corrected in or supplemented by a subsequent filing).

(d) All clinical and pre-clinical studies, trials, investigations and other research studies in respect of any unapproved use or post-marketing requirement of the Company Product or investigational products conducted by or on behalf of or sponsored by the Company (including all “chemistry, manufacturing and control” (CMC) processes pertaining thereto) have been and, if still pending are being, conducted in all material respects in accordance with all applicable clinical protocols, informed consents, and Laws for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of trials (and any similar applicable federal, foreign state or local Laws applicable to foreign Regulatory Authorities). For all pre-clinical studies, animal studies, and clinical trials concerning the Company Product (collectively “Studies”), to the knowledge of the Company, the study reports accurately, completely, and fairly reflect the material results from the Studies. To the knowledge of the Company, there are no other studies, the results of which are inconsistent with, or otherwise materially call into question, the Study results. Except as otherwise disclosed in the Company SEC Documents, to the knowledge of the Company, there are no material facts or circumstances related to the safety or efficacy of the Company Product that would materially and adversely affect the ability to receive or maintain an FDA permit or approval of the Company Product.

(e)Since January 1, 2021, neither the Company nor, to the knowledge of the Company, any officer, employee, or agent of the Company has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company, that, at the time such disclosure was made, if not subsequently corrected, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Regulatory Authority to invoke any similar policy, except for any act or statement or failure to make a statement that would not, individually or in the aggregate, reasonably be expected to be material to the Company.

(f) Neither the Company nor, to the knowledge of the Company, any officer, employee, or agent of the Company has been debarred or convicted of any crime for which debarment is mandated by or authorized pursuant to 21 U.S.C. Section 335a(a) or any similar Law or authorized by 21 U.S.C. Section 335a(b) or any similar Law applicable in other jurisdictions in which the Company Product is developed, tested, manufactured, marketed, sold or intended by the Company to be sold. No claim, investigation, proceeding, suit or action that would reasonably be expected to result in such a debarment is pending or, to the knowledge of the Company, threatened against the Company, or to the knowledge of the Company, any officer, employee, or agent of the Company. Since January 1, 2021, neither the Company nor, to the knowledge of the Company, any officer, employee, or agent of the Company, has been excluded from participation in any federal health care program or convicted of any crime for which such Person could reasonably be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935 or any similar Law or program in any other foreign country. No claim, investigation, proceeding, suit or action that would reasonably be expected to result in such an exclusion is pending or, to the knowledge of the Company, threatened against the Company, or, to the knowledge of the Company, any officer, employee, or agent of the Company.

(g) Since January 1, 2021, the Company has not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of the Company Product, other than any such notices of actions that would not, individually or in the aggregate, reasonably be expected be material to the Company. The Company has not received any notice from the FDA or any other Regulatory Authority regarding (i) the recall, market withdrawal or replacement of the Company Product sold or intended to be sold by the Company (other than recalls, withdrawals or replacements that are not material to the Company) relating to an alleged lack of safety, efficacy or regulatory compliance of the Company Product, (ii) a termination or suspension of the pre-clinical or clinical testing, manufacturing, marketing, or distribution of the Company Product, or (iii) a material negative change in reimbursement status of the Company Product or (iv) a material temporary suspension or early closure of a clinical trial. The Company has not received any FDA Form 483, or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters” or any similar written correspondence from any Governmental Authority in respect of the Company alleging or asserting material noncompliance with any applicable Law or permit and, to the knowledge of the Company, no Governmental Authority is considering such action.

(h)           The compensation paid or to be paid by the Company to any healthcare professional who is employed by or contracted with the Company is fair market value for the services and items actually provided by such healthcare professional, not taking into account the value or volume of referrals or other business generated by such healthcare professional. The Company has at all times maintained a written agreement with each healthcare professional receiving compensation from the Company.

(i)  The Company has made available to Parent true, complete and accurate copies of all material data and reports with respect to regulatory applications, studies and trials, and all other material information regarding the quality, efficacy and safety of the Company Product, including copies of all material communications from any Governmental Authority relating to the Company Product.

SECTION 4.19. Real Property.

(a) The Company does not own, and has not ever owned, any real property.

(b)  The leased real property described in Section 4.19(b) of the Company Disclosure Schedule is a true and complete list of all of the Company real property leases (including all amendments, extensions, renewals and material waivers with respect thereto) as of the date of this Agreement (each, a “Lease”) and constitutes all of the real property used, occupied or leased by the Company. The Company has made available to Parent a true and correct copy of all of the Leases, together with all amendments, extensions, renewals and material waivers or other changes thereto. Each Lease under which the Company leases, subleases, licenses or sublicenses any real property (each, “Leased Real Property”), or under which it has assigned such a lease, sublease or license, is valid and in full force and effect. The Company has not received written notice that the Leased Real Property as currently used, occupied and operated, constitutes a nonconforming use under any applicable building, zoning, subdivision or similar Law applicable to, or any restrictive covenant affecting, the Leased Real Property. The Company has not received any written notice of any pending or threatened condemnation Proceeding with respect to any Leased Real Property, and neither the whole or any material portion of the Leased Real Property has been damaged or destroyed by fire or other casualty, which damage remains unrepaired. No Person leases, subleases, licenses or otherwise has the right to use or occupy any of the Leased Real Property other than the Company, and no Person, other than the Company, is in possession of any Leased Real Property.

SECTION 4.20. Insurance. Section 4.20 of the Company Disclosure Schedule sets forth each material insurance policy (including policies providing casualty, liability, medical and workers’ compensation coverage) to which the Company is a party as of the date of this Agreement. (the “Insurance Policies”) There is no material claim by the Company pending under any of the Insurance Policies of the Company or under policies that were previously in effect. All Insurance Policies are in full force and effect. To the knowledge of the Company, the Company is not in breach or default, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time or both, would reasonably be expected to constitute such a breach or default under, or permit rescission or termination of, any of such Insurance Policies. No written notice of rescission, cancellation, termination, nonrenewal or material modification has been received with respect to any such Insurance Policy, except for customary notices of cancellation in advance of scheduled expiration as set forth on Section 4.20 of the Company Disclosure Schedule.

SECTION 4.21. Affiliate Transactions. No (i) present or former officer or director of the Company; (ii) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of five percent or more of the shares of Company Common Stock or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any of its properties or assets or has any interest in any property owned by the Company or has engaged in any transaction with any of the foregoing since January 1, 2023.

SECTION 4.22. Takeover Provisions. Assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 5.7, the Company Board has taken and will take all actions so that the restrictions (whether procedural, voting, approval, fairness or otherwise) applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Provisions are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and the timely consummation of the Merger and any other Transaction and will not restrict, impair or delay the ability of Parent or Merger Sub to vote or otherwise exercise all rights as a Stockholder. No “fair price,” “moratorium,” “control share acquisition” or other similar Takeover Provisions or any anti-takeover provision in the Company Charter Documents is, or at the Effective Time will be, applicable to the Company Securities, the Merger or the other Transactions.

SECTION 4.23. Assets. The Company has good and marketable title to, or good and valid leasehold interests in, all of the material tangible assets reflected as owned, leased or used by it on the most recent balance sheet of the Company contained in the Company SEC Documents filed prior to the date hereof (except for properties or assets that have been sold or disposed of in the ordinary course of business since the date of such balance sheet) free and clear of any Liens, except for Permitted Liens.

SECTION 4.24. Books and Records. Since January 1, 2021, the books and records of the Company have been maintained in accordance with GAAP (to the extent applicable) and any other applicable Law and accounting requirements, in each case, in all material respects.

SECTION 4.25. Anti-Corruption Compliance. Neither the Company, any officer or director nor, to the knowledge of the Company, any employee of the Company or any other Representative acting at the direction of or on behalf of the Company, directly or indirectly, (a) has violated or is violating in any respect any Laws applicable to the Company concerning or relating to bribery, corruption, ethical business conduct, fraud, money laundering, political contributions, gifts and gratuities or improper payments, including, as applicable, the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 and Laws implementing the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “Anti-Corruption Laws”), (b) has made, offered, authorized, facilitated or promised any unlawful payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any Person for the purpose of securing an unlawful advantage, inducing the recipient to violate an official duty, reward the recipient for an unlawful advantage already given, or for any other improper purpose, even if the payment, gift or hospitality was given to (i) any officer or employee of any Governmental Authority; (ii) any officer or employee of any commercial enterprise that is owned or controlled by a Governmental Authority, including any state-owned or controlled medical facility; (iii) any officer or employee of any public international organization, such as the International Monetary Fund, the United Nations or the World Bank; (iv) any Person acting in an official capacity for any Governmental Authority, enterprise, or organization identified above or (v) any political party, party official or candidate for political office (each, a “Government Official”), in each case in violation of Anti-Corruption Laws (which, for the avoidance of doubt, does not include political contributions in the United States); (c) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties; (d) is, or has been, under administrative, civil or criminal investigation, indictment, suspension, debarment, or audit by any Governmental Authority, in connection with alleged or possible violations of any Anti-Corruption Laws; or (e) has received written notice from, or made a voluntary disclosure to, the United States Department of Justice, the SEC, the UK Serious Fraud Office or any other Governmental Authority regarding alleged or possible violations of any Anti-Corruption Laws. None of the Representatives of the Company are themselves Government Officials.

SECTION 4.26. Data Protection.

(a) Since January 1, 2021, the Company has complied in all material respects with all Laws, Contracts to which the Company is a party or otherwise bound, and all public-facing privacy policies published by the Company (including any privacy notices within an informed consent form) (collectively, “Data Protection and Information Security Requirements”) with respect to the collection, use, disclosure, or other processing of Personal Data or with respect to the safeguarding of IT Assets or cyber security.

(b) The Company has implemented and maintains through a third party a documented written information security program and has commercially reasonable organizational, administrative, physical and technical safeguards designed to secure any Personal Data and IT Assets from unauthorized access, acquisition, interruption, alteration, modification, use or other processing, or any other compromise of confidentiality, integrity or availability of Personal Data or the IT Assets, and requires its service providers to implement reasonable, physical, technical, and administrative safeguards to protect Personal Data processed by such service providers from any such loss or unauthorized access or acquisition (any such incident affecting the Company or such service providers, a “Security Incident”). To the Company’s knowledge, since January 1, 2021, there have not been any Security Incidents or claims related to Security Incidents. Since January 1, 2021, the Company has timely remediated and addressed any and all audit or assessment findings identified as “critical” relating to cyber security, privacy, or data protection practices.

(c) All IT Assets used by the Company are (i) owned by the Company; (ii) currently in the public domain or otherwise available to the Company without the approval or consent of any Person or (iii) licensed or otherwise used by the Company pursuant to terms of valid, binding written agreements. Such IT Assets operate and perform in a manner that permits the Company to conduct its business as currently conducted in all material respects and, to the knowledge of the Company, since January 1, 2021, no Person has gained unauthorized access to the IT Assets.

(d) The Company is not a “covered entity” or “business associate” as those terms are defined at 45 C.F.R. § 160.103. Since January 1, 2021, the Company is not in violation of the applicable portions of the administrative simplification provisions of

Health Insurance Portability and Accountability Act or the regulations contained in 45 C.F.R. Parts 160 and 164, if applicable.

(e) Neither the Company, nor, to the knowledge of the Company, any Third Party acting on behalf of the Company, has, since January 1, 2021, received any: (i) written notice of an investigation into compliance with, or a complaint alleging non-compliance with, Data Protection and Information Security Requirements; or (ii) written claim for compensation for loss relating to compliance with Data Protection and Information Security Requirements or unauthorized collection, processing or disclosure of Personal Data.

SECTION 4.27. Sanctions.

(a) The Company, its officers and directors and, to the knowledge of the Company, its employees and any other Representatives acting at the direction of or on behalf of the Company, are and have been for the past five years in compliance with all U.S. and applicable non-U.S. export and import controls, economic and trade sanctions, customs requirements and antiboycott Laws and regulations, including, as applicable, U.S. economic and trade sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Export Administration Regulations administered and enforced by the U.S. Department of Commerce’s Bureau of Industry and Security, Section 999 of the Code, the U.S. customs regulations administered by the U.S. Department of Homeland Security’s Customs and Border Protection and the Foreign Trade Regulations (collectively, “Trade Controls”).

(b) None of the Company, any officer, director or employee of the Company or, to the knowledge of the Company, any other Representative acting at the direction of or on behalf of the Company, is a Person that is (i) identified on a U.S. governmental restricted party list maintained under Trade Controls or otherwise the target of sanctions or restrictions under Trade Controls, (ii) 50% or greater owned or controlled (as relevant under applicable sanctions Laws) by any such Person(s) described in clause (i) or (iii) located, organized or ordinarily resident in, or a blocked national of, a country or region that itself is the subject of comprehensive sanctions under Trade Controls (currently Cuba, Iran, North Korea, Syria and the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine).

SECTION 4.28. No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article 4, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its business, operations, assets, Liabilities or condition (financial or otherwise) in connection with this Agreement or the Transactions or with respect to any other information provided to Parent or Merger Sub, and the Company hereby disclaims any such other representations and warranties, including with respect to the accuracy or completeness of any such information. Neither the Company nor any other Person will have or be subject to any Liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information (other than any representations and warranties contained in this Article 4), including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

SECTION 5.1. Organization. Each of Parent and Merger Sub is (a) a corporation duly organized, validly existing and (where applicable) in good standing under the Laws of its jurisdiction of incorporation and (b) has all requisite corporate power and authority to carry on its business as now conducted.

SECTION 5.2. Merger Sub. Merger Sub is a direct or indirect wholly owned Subsidiary of Parent that was formed solely for the purpose of engaging in the Transactions. Prior to the Effective Time, Merger Sub will have engaged in no other business activities and will have no assets, Liabilities or obligations of any nature other than (i) as expressly contemplated herein or in connection with the Transactions and (ii) Liabilities and obligations incidental to its formation and the transactions contemplated hereby or thereby and the maintenance of its existence.

SECTION 5.3. Authorization; No Conflict.

(a) Each of Parent and Merger Sub has the requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject in each case to the Bankruptcy and Equity Exception.

(b) None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions, or compliance by Parent or Merger Sub with any of the provisions herein will (i) result in a violation or breach of, contravene or conflict with the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Merger Sub; (ii) assuming compliance with the matters referred to in Section 5.3(c), conflict with or result in a violation or breach of any applicable Judgment or any provision of any applicable Law; (iii) assuming compliance with the matters referred to in Section 5.3(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default or termination under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract binding upon Parent or Merger Sub or any Authorization affecting, or relating in any way to, the assets or the business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing by or with, any Governmental Authority, except for (i) filing the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other United States state or federal securities Laws; and (iii) actions or filings the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.4. Information Supplied. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement will, on the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the Stockholders and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. On the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the Stockholders and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), the Proxy Statement (a) will comply as to form in all material respects with the requirements of the Exchange Act and (b) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For clarity, the representations and warranties in this Section 5.4 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information that was not supplied to the Company by Parent or Merger Sub or any of their Representatives for inclusion therein.

SECTION 5.5. Sufficient Funds. Parent currently has, and at all times from and after the date of this Agreement through the Effective Time will have, available to it, and Merger Sub will have at and as of the Effective Time, sufficient funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Common Stock Merger Consideration and the aggregate Option Consideration and to pay all related fees and expenses required to be paid by Parent or Merger Sub pursuant to the terms of this Agreement. In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their respective Affiliates, or any other financing transaction, be a condition to any of the obligations of Parent or Merger Sub hereunder.

SECTION 5.6. Proceedings. There is no Proceeding pending or, to the knowledge of Parent, threatened, against or affecting Parent or any of its controlled Affiliates that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Affiliates is subject to any Judgment that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.7. Ownership of Company Common Stock. Neither Parent nor any of Parent’s Subsidiaries or Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of Parent’s Subsidiaries or Affiliates has owned, beneficially or otherwise, any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock, in each case, except through funds or benefit or pension plans. Neither Parent nor Purchaser has enacted or will enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock. As of the date of this Agreement, neither Parent nor Purchaser is an “interested stockholder” of the Company under Section 203(c) of the DGCL.

SECTION 5.8. Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 5.9. Broker’s or Finder’s Fees. No agent, broker, investment banker, finder, Person or firm acting on behalf of Parent or any of its Affiliates or under Parent’s or any of its Affiliates’ authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or similar fee or commission or reimbursement of expenses from Parent or any of its Affiliates in connection with any of the Transactions.

SECTION 5.10. No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Agreement, none of Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub, their respective Subsidiaries or their respective businesses, operations, assets, Liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and each of Parent and Merger Sub hereby disclaims any such other representations and warranties.

SECTION 5.11. Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company, is business and the Transactions, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company, other than the representations and warranties of the Company expressly contained in Article 4 of this Agreement and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except as set forth in Article 4 of this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company or its business and operations, including with respect to the accuracy or completeness of any such information. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto other than as expressly set forth in a representation or warranty contained in Article 5 of this Agreement.

ARTICLE 6

COVENANTS

SECTION 6.1. Conduct of the Company.

(a) During the Pre-Closing Period, except (i) as set forth in Section 6.1(a) of the Company Disclosure Schedule; (ii) as required or permitted by the express terms of this Agreement prior to the Effective Time; (iii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed) or (iv) as required by applicable Law, the Company shall (A) conduct its business in the ordinary course consistent in all material respects with past practice, and (B) use commercially reasonable efforts to preserve intact its present business organizations and assets, maintain in effect all of its material Authorizations, keep available the services of its directors, officers, key employees and others having material business relationships with the Company.

(b) Notwithstanding Section 6.1(a), except to the extent set forth in Section 6.1(b) of the Company Disclosure Schedule or required or permitted by the express terms of this Agreement prior to the Effective Time or by applicable Law, the Company shall not, during the Pre-Closing Period, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(i) sell, pledge, dispose of, assign, lease, license or otherwise transfer, abandon or permit to lapse, or create or incur any Lien on, any of the Company’s material assets (including any Owned Company Intellectual Property, Exclusively Licensed Intellectual Property, or other material Company Intellectual Property), securities, properties, interests or businesses, other than (a) sales of obsolete equipment in the ordinary course of business consistent with past practice, (b) dispositions of marketable securities in the ordinary course of business consistent with past practice, (c) non-exclusive grants of rights to use Company Intellectual Property that are incidental to and not material to performance under the applicable agreement, which agreement is entered into in the ordinary course of business consistent with past practice, or (d) the abandonment or lapsing of any Company

Registered IP where commercially reasonable to do so in the Company’s judgement and consistent with past practice;

(ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, interests or businesses, other than the purchase of materials from suppliers or vendors in the ordinary course of business consistent with past practice;

(iii) merge or consolidate the Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

(iv) adopt or implement any stockholder rights plan or similar arrangement;

(v) amend, waive, rescind or otherwise modify the Company Charter Documents;

(vi) (1) split, combine or reclassify any shares of its capital stock; (2) establish a record date for, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (3) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any Company Securities, other than (A) as required pursuant to the terms (as in effect as of the date hereof) of the Company Warrants or the Stock Plan and related award agreements or (B) any Company Securities withheld to cover taxes associated with the exercise of any Company Stock Option or settlement of any Company RSU that is outstanding on the date hereof or that is granted after the date hereof not in contravention of this Agreement;

(vii) (1) issue, sell, grant, or authorize any of the foregoing actions in connection with, any Company Securities, other than the issuance of any shares of Company Common Stock upon the exercise of Company Stock Options, Company Warrants or upon the settlement of Company RSUs, in each case, that are outstanding on the date hereof or that are granted after the date hereof not in contravention of this Agreement in accordance with their terms on the date hereof; (2) amend any term of any Company Security (whether by merger, consolidation or otherwise) or (3) enter into any agreement with respect to the voting or registration of any Company Securities;

(viii) other than the Bridge Loan, create, incur, assume, suffer to exist or otherwise become liable (whether directly, contingently or otherwise) with respect to any Indebtedness or guarantees thereof, other than letters of credit to secure lease obligations in the ordinary course of business consistent with past practice, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (other than investments in marketable securities in the ordinary course of business consistent with past practice), or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date hereof, other than advances to its employees in the ordinary course of business consistent with past practice;

(x) except as required pursuant to an existing Company Employee Benefit Plan in effect on the date hereof or established after the date hereof not in contravention of this Agreement or otherwise required by applicable Law, (1) with respect to any director, officer or employee of the Company or any Contractor, (A) grant or materially increase any severance, change of control, retention, termination or similar pay, compensation, bonus or benefits, or amend any existing arrangement relating thereto, or (B) enter into any material employment, consulting, severance, retention, change in control, termination, retirement, deferred compensation or other similar agreement (or amend or terminate any such existing agreement) other than entering into employment or consulting agreements with newly hired or engaged employees or Contractors in the ordinary course of business consistent with past practice; (2) establish, adopt or materially amend any material Company Employee Benefit Plan, including any collective bargaining agreement, except for changes made in the ordinary course of business that do not materially increase the costs related to a Company Employee Benefit Plan; (3) recognize any union, works council or similar employee representative with respect to any such individual; (4) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former service provider for any Tax incurred by such service provider, including under Section 409A or Section 4999 of the Code or (5) hire or engage the services of any individual as a director, officer, employee or Contractor with an annual base salary or rate in excess of $250,000, in the ordinary course of business consistent with past practice;

(xi) (1) forgive any loans to directors, officers, employees or any of their respective Affiliates or (2) enter into any transactions or Contracts with any Affiliates or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

(xii) (1) waive, release, pay, discharge or satisfy any material Liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with the terms thereof; (2) accelerate or delay collection in any material respect of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice or (3) delay or accelerate in any material respect payment of any account payable in advance of its due date or the date such Liability would have been paid in the ordinary course of business consistent with past practice or vary its inventory practices in any material respect;

(xiii) make any material change in the Company’s methods of accounting, except as required by GAAP, Regulation S-X of the Exchange Act or applicable rules and regulations of the SEC;

(xiv) (1) make, change or rescind any material Tax election; (2) change any annual Tax accounting period; (3) adopt or change any method of Tax accounting;

(4) amend any income or other material Tax Returns; (5) file any claim for or surrender any right to claim a material refund of Tax (other than by reason of the passage of time); (6) extend the statute of limitations with respect to any income or other material Tax Return; (7) enter into any closing agreement with respect to any Tax of the Company; or (8) settle or compromise any material Tax claim, audit or assessment with respect to the Company;

(xv) commence, compromise, settle, or offer or propose to settle, any Proceeding or other claim (except with respect to matters that involve the payment of monetary damages covered by insurance policies or otherwise not in excess of $250,000 in the aggregate and do not (1) include any other obligation to be performed by, or limitation upon, the Company, Parent, Merger Sub or their Affiliates that is, individually or in the aggregate, material to the Company, Parent, Merger Sub or their Affiliates or (2) result in any (A) imposition of equitable relief on, or the admission of wrongdoing by, the Company or (B) actual or potential violation of any Law);

(xvi) (1) voluntarily terminate or cancel, assign, renew or agree to any material amendment of, material change in or material waiver under any Material Contract; (2) enter into any Contract that, if existing on the date hereof, would be a Material Contract or (3) amend or modify any Contract in existence on the date hereof that, after giving effect to such amendment or modification, would be a Material Contract; provided that this clause (xviii) shall not prohibit or restrict the Company from entering into, renewing, amending, modifying or waiving any right under any Contract to the extent such entry, renewal, amendment, modification or waiver implements a transaction or action that is specifically permitted by any of the other subclauses of this Section 6.1(b);

(xvii) incur or authorize any capital expenditures or any obligations or Liabilities in respect thereof in an aggregate amount in excess of $250,000;

(xviii)        abandon, cancel, fail to renew or permit to lapse any material Company Registered Intellectual Property (excluding any abandonment of any Company Registered Intellectual Property at the end of the applicable statutory term, in the ordinary course of prosecution or otherwise in the ordinary course of business);

(xix)        disclose to any Third Party any trade secret of the Company that is included in the Company Intellectual Property, other than pursuant to a non-disclosure agreement restricting the disclosure and use of such Know-How, in a way that results in the loss of material protection thereon, except for any such disclosures made as a result of publication of a Patent application filed by the Company, or in connection with any required regulatory filing;

(xx)        amend, cancel or terminate any material insurance policy naming the Company as an insured, a beneficiary or a loss payable payee without obtaining substitute insurance coverage;

(xxi)      commence any clinical study of which Parent has not been informed prior to the date of this Agreement or, unless mandated by any Governmental Authority, institutional review board or independent ethics committee, as required under applicable

Law, or to preserve subject health or rights, discontinue, terminate or suspend any ongoing clinical study;

(xxii) convene any regular or special meeting (or any adjournment or postponement thereof) of the Stockholders other than, to the extent required by applicable Law or a Judgment of a court of competent jurisdiction, an annual meeting of stockholders for purposes of election of directors, ratification of the Company’s auditors and other routine matters; or

(xxiii) agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company at any time prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

SECTION 6.2. Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the date hereof (provided, that Parent complies with its obligations in this Section 6.2), the Company shall prepare, in consultation with Parent, and file with the SEC the preliminary Proxy Statement. Subject to Section 6.9(d) and Section 6.9(e), the Company and the Company Board shall include the Company Recommendation in the Proxy Statement. Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC as may be reasonably requested by the Company from time to time. The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act. Each of the Company, Parent and Merger Sub shall correct any information provided by it specifically for inclusion or incorporation by reference in the Proxy Statement as promptly as reasonably practicable if , at the date the Proxy Statement is filed with the SEC or mailed to the Company Common Stockholders, at the time of the Stockholders’ Meeting, or at the time of any amendment or supplement thereof, the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments (written or oral) of the SEC or its staff with respect to the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff thereto, the Company (i) shall give Parent and its counsel a reasonable opportunity to review and comment on such document or response, (ii) shall consider any comments proposed by

Parent in good faith and (iii) shall not file or mail such document, or respond to the SEC or its staff, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. The Company will cause the definitive Proxy Statement to be mailed at the earliest reasonably practicable date to the Company Common Stockholders entitled to vote at the Stockholders’ Meeting (and in any event no later than twenty (20) days before the date of the Stockholders’ Meeting). If, at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, the party that discovers such information shall promptly notify the other party and correct such information, and the Company shall file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate such information to the Company Common Stockholders. Except in connection with a Company Adverse Recommendation Change in accordance with Section 6.9(d) or (e), no amendment or supplement to the Proxy Statement shall be made by the Company without the written approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Subject to Section 6.9(d) and (e), the Company shall promptly conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act. The Company shall, as promptly as practicable after the date hereof, duly call, give notice of, convene and hold a meeting of its Company Common Stockholders for the purpose of obtaining the Requisite Company Vote (the “Stockholders’ Meeting”) with a record date and meeting date to be selected after reasonable consultation with Parent; provided that the Company may postpone, recess or adjourn such meeting (i) to the extent required by Law or fiduciary duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Requisite Company Vote, (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting. The notice of such Stockholders’ Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders’ Meeting. Subject to a Company Adverse Recommendation Change in accordance with Section 6.9(d) or (e), the Company shall use its reasonable best efforts to solicit and obtain the Requisite Company Vote. The Company shall (A) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one (1) day prior to the Stockholders’ Meeting, and on the day of, but prior to the Stockholders’ Meeting, indicating whether as of such date sufficient proxies representing the Requisite Company Vote has been obtained. Without limiting the generality of the foregoing, but subject to Section 6.9 and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 8.1, the Company agrees that its obligations pursuant to this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal or by any event constituting or that could constitute an Intervening Event.

SECTION 6.3. Employee Matters.

(a) Parent agrees that each individual employed by the Company immediately prior to the Closing and terminated within six months following the Effective Time shall be entitled to a severance payment in an amount not less than what such individual would have received under the Company’s severance policy, provided that (i) there shall be no duplication of benefits (it being understood that in no event shall the payment of any retention amounts, due under an arrangement in effect prior to the Closing, be duplicative of the payment of any severance amounts hereunder), (ii) Parent may, in its discretion, condition any such severance payments on the execution and non-revocation of a release of claims (including by waiting until such release of claims is effective before initiating any such severance payments), and (iii) the Parent may, in its discretion, accelerate any such severance payments (including by making payment in a single lump sum) to the extent there would be no adverse Tax consequences to the employee of the Company under Section 409A of the Code. Parent hereby acknowledges that the occurrence of the Effective Time will constitute a “change in control” (or similar phrase) within the meaning of the Company Employee Benefit Plans set forth in Section 4.11(a) of the Company Disclosure Schedule that contain provisions triggering payment, vesting or other rights upon a change in control or similar transaction.

(b) Following the Effective Time, Parent will use its best efforts, subject to applicable Laws, on behalf of each individual employed by the Company immediately prior to the Closing, for as long as such individual is employed (each, a “Continuing Employee”): (i) give each such Continuing Employee full credit for prior service with the Company for purposes of vesting and eligibility to participate in employee benefit plans maintained by Parent or its Affiliates for which the Continuing Employee is otherwise eligible to participate (but such service credit shall not be provided for purposes of benefit accrual, except for vacation and severance, as applicable); provided that service of a Continuing Employee prior to the Effective Time shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any retiree medical programs or other retiree welfare benefit programs or any defined benefit plan maintained by Parent or its Affiliates in which any Continuing Employee participates after the Effective Time, (ii) waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company applicable to such Continuing Employee prior to the Effective Time and (iii) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. In no event shall anything contained in this Section 6.3(b) result in any duplication of benefits for the same period of service.

(c) (i) Neither Parent nor any of its Affiliates shall be obligated to continue to employ any employee of the Company for any period of time following the Effective Time; (ii) Parent or its Affiliates may revise, amend or terminate any Company Employee Benefit Plan or any other employee benefit plan, program or policy in effect from time to time except as may be set forth in an applicable Company Employee Benefit Plan and (iii) nothing in this Agreement shall be construed as an amendment of any Company Employee Benefit Plan or any employee benefit plan, program or policy of Parent and its Affiliates.

(d) The provisions of this Section 6.3 shall in no event apply to any employee of the Company whose employment has been terminated prior to the Effective Time and who is later employed by Parent, the Surviving Corporation or any of their respective Affiliates.

(e) The parties will cooperate in good faith with regard to any notification that may be required by the WARN Act or other similar applicable Law as a result of the Transactions.

(f) To the extent requested in writing by Parent, no later than ten (10) Business Days prior to the Effective Time, the Company Board (or the appropriate committee thereof) shall take actions necessary to terminate (or if such plan is a multiple employer plan terminate the Company’s participation in) any Company Employee Benefit Plan intended to include a Code section 401(k) arrangement, such termination to be effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time.

SECTION 6.4. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation and Parent shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title, interest and possession in, to and under any of the rights, properties, assets, privileges, powers and franchises of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 6.5. Public Statements. So long as this Agreement is in effect, Parent and the Company shall not, and shall not permit any of their respective Subsidiaries or Representatives to, issue any press release or make any public statement with respect to the Transactions without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed) and shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the Transactions and provide to each other for review an advance copy of any such press release or statement, except (a) as may be required by applicable Law, court process or the rules and regulations of any stock exchange on which such party’s securities (or those of any of a party’s Affiliates) are listed, as applicable, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other reasonable time to comment on such release or announcement in advance of such issuance; (b) with respect to any press release or other public statement by the Company expressly permitted by Section 6.9; (c) with respect to any press releases or other public statements by Parent or Merger Sub in response to any public announcement permitted by clause (b) hereof and (d) each party may make (i) any public statement, including in response to questions from the press, analysts, investors or those attending industry conferences; (ii) internal announcements to employees or (iii) disclosures in Company SEC Documents, in each case, to the extent that such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties or previously approved by the other parties and otherwise in compliance with this Section 6.5. Each of the parties agrees that, promptly following execution of this Agreement, (1) the Company and Parent shall issue an initial joint press release with respect to the Transactions, in a form mutually agreed to by the Company and Parent and (2) the Company shall file a Current Report on Form 8-K with the SEC attaching such initial press release and copy of this Agreement as exhibits.

SECTION 6.6. Standard of Efforts. Subject to the terms and conditions provided herein, each party agrees to use (and shall cause its respective Subsidiaries to use) its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions. At Parent’s request, the Company shall give any notices to Third Parties, and use reasonable best efforts to obtain any Third Party consents, approvals or waivers required to be obtained under any Material Contracts in connection with consummation of the Transactions (“COC Consents”); provided that the Company shall not, without the prior written consent of Parent, agree to, or proffer, any consent fee, concession or other modification to the terms and conditions of any Contract in order to obtain any such consent. The Company shall coordinate and cooperate with Parent in determining whether any COC Consents shall be obtained in connection with consummation of the Transactions and seeking any such actions, consents, approvals or waivers.

SECTION 6.7. Notification of Certain Matters; Other Actions.

(a) During the Pre-Closing Period, each of the Company, on the one hand, Parent and Merger Sub, on the other hand, shall give prompt notice to the other of (i) any Proceedings commenced or, to such party’s knowledge, threatened by or against, relating to or involving or otherwise affecting the Company or Parent or any of its Subsidiaries, as the case may be, that relate to this Agreement or the consummation of the Transactions; (ii) any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to cause the failure of any of the conditions set forth in Article 7; (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions and (iv) the occurrence or existence of any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or the occurrence or existence of any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; provided that the delivery of notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to any party.

(b) During the Pre-Closing Period, subject to applicable Law, the Company shall provide Parent with advance notice of any material scheduled meetings or videoconferences or calls that the Company has with any Regulatory Authority or any advisory committee thereof, and to the extent practicable (i) provide Parent the opportunity to attend any such meeting or substantive conversation with any such Regulatory Authority or advisory committee thereof and (ii) prior to attending any such meeting or videoconference or call, the Company shall, and shall, as necessary, cause its Representatives to, consult with Parent and consider in good faith the views and comments of Parent promptly provided in connection with, and to the extent practicable, reasonably in advance of, any such meeting or videoconference or call. During the Pre-Closing Period, subject to applicable Law, the Company shall also promptly, to the extent material, (1) notify Parent of any written notice or other substantive written communication to the Company from any Regulatory Authority or any advisory committee thereof; (2) to the extent practicable, provide Parent with notice and the opportunity to consult with the Company with respect to any written response to the foregoing, and shall consider in good faith any comments or other input timely provided by Parent in respect of the foregoing and (3) furnish Parent with non-confidential copies of all material written substantive correspondence, filings and written communications between the Company on one hand, and any such Regulatory Authority or its staff on the other hand. Notwithstanding the foregoing, in no event shall the Company be required to take any action or refrain from taking any action pursuant to this Section 6.7(b) that would cause the Company to fail to meet a specific submission deadline, if any, imposed by any Regulatory Authority or any advisory committee thereof.

(c) Nothing contained in this Section 6.7 is intended to give Parent, directly or indirectly, the right to control or direct the regulatory strategy of the Company prior to the Closing Date.

SECTION 6.8. Access to Information; Confidentiality.

(a) During the Pre-Closing Period, the Company shall, and shall cause the Representatives of the Company to, afford to Parent, Merger Sub and their respective Representatives reasonable access to its officers, employees, agents, properties, facilities, books, records, Contracts and other assets, and shall promptly furnish to Parent, Merger Sub and their respective Representatives copies of all existing financial, operating and other data and information as such Persons may from time to time reasonably request; provided that any such access (including to employees) shall be conducted at Parent’s expense, at a reasonable time and in such a manner as to not to interfere unreasonably with the normal operation of the business of the Company. During the Pre-Closing Period, the Company shall use reasonable best efforts to, at the request of Parent, facilitate site visits by any of Parent, Merger Sub or their respective Representatives at any facility of a Third Party contract manufacturer of the Company. The Company shall instruct its Representatives to cooperate with Parent and Merger Sub in their investigation of the Company. No additional investigations or disclosures shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent and Merger Sub pursuant to this Agreement.

(b) Nothing herein shall require the Company to disclose any information to Parent if such disclosure would, in the Company’s reasonable discretion (i) jeopardize any attorney client or other legal privilege (provided that the Company shall use its reasonable best efforts to provide Parent and the applicable Representatives of Parent with appropriate information regarding the factual basis underlying any circumstances that resulted in the preparation of such privileged analyses so long as such privilege will not be jeopardized thereby) or (ii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date hereof, including any confidentiality agreement to which the Company is a party (provided that the Company shall use its reasonable best efforts to obtain the consent of any such agreement’s counterparty to such inspection or disclosure and take such other reasonable action (including entering into a joint defense agreement or similar arrangement to avoid loss of attorney-client privilege) with respect to such information as is necessary to permit disclosure to Parent without (x) jeopardizing such attorney-client privilege or work product doctrine or (y) violating applicable Law or any of the Company’s or its Affiliates’ respective obligations with respect to confidentiality, as applicable). The Company and Parent will each use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply.

(c) The information disclosed pursuant to this Section 6.8 shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

SECTION 6.9. No Solicitation.

(a) At all times during the Pre-Closing Period, the Company shall not, and shall not authorize or knowingly permit its Representatives to, directly or indirectly (other than with respect to Parent or Merger Sub): (i) solicit, initiate, propose or take any action to knowingly facilitate or encourage any inquiries regarding, or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) except as otherwise expressly permitted by this Section 6.9(a), enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Third Party any information or data relating to, afford access to the business, personnel, properties, assets, books or records of the Company in connection with, or otherwise cooperate with any Person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (except to provide notice as to the existence of these provisions or solely to the extent necessary to clarify the terms and conditions of any Acquisition Proposal); (iii) grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other Contract) with respect to any potential Acquisition Proposal, unless the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law; (iv) enter into any letter of intent, Contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into pursuant to the immediately following sentence) or enter into any Contract or commitment requiring the

Company to abandon, terminate or fail to consummate the Transactions or that would otherwise materially impede the ability of Parent and Merger Sub to consummate the Merger; (v) take any action or exempt any Third Party from the restriction on “business combinations” or any similar provision contained in applicable Takeover Provisions or the Company Charter Documents or grant a waiver under Section 203 of the DGCL; or (vi) resolve, propose or agree to do any of the foregoing. Notwithstanding anything in this Agreement to the contrary, if in response to an unsolicited bona fide written Acquisition Proposal made by a Third Party after the date hereof and prior to obtaining the Requisite Company Vote, which Acquisition Proposal did not result from a breach of this Section 6.9, the Company Board determines in good faith (after consultation with outside legal counsel and financial advisors) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law, then the Company may, at any time prior to obtaining the Requisite Company Vote (but in no event after such time), enter into a customary confidentiality agreement (1) containing provisions limiting the disclosure or use of nonpublic information of or with respect to the Company that are not, in the aggregate, less favorable to the Company than those contained in the Confidentiality Agreement, (2) that does not include any provision calling for any exclusive right to negotiate with any Third Party and (3) that does not prevent the Company from providing any information to Parent, its Affiliates and their respective Representatives in accordance with this Agreement or otherwise complying with its obligations under this Agreement (an “Acceptable Confidentiality Agreement”) with such Third Party making such an Acquisition Proposal (it being agreed that any such Acceptable Confidentiality Agreement need not contain a “standstill” or other provisions having similar effect) and thereafter (A) furnish information and data (including nonpublic information) with respect to the Company and afford access to the business, personnel, properties, assets, books or records of the Company, in each case, pursuant to such Acceptable Confidentiality Agreement, and (B) enter into, maintain and participate in discussions or negotiations with, the Third Party making such Acquisition Proposal and its Representatives; provided, that the Company will concurrently provide to Parent any information and data concerning the Company or access provided to such Third Party that was not previously made available to Parent. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.9(a). Without limiting the foregoing, it is agreed that, for purposes of determining whether a breach of this Section 6.9(a) has occurred, the actions of any Representative of the Company shall be deemed to be the actions of the Company, and the Company shall be responsible for any breach of this Section 6.9 by any Representative of the Company acting on behalf of the Company.

(b) The Company shall, as promptly as practicable, and in any event no later than 48 hours after receipt thereof, notify Parent, orally and in writing, of any Acquisition Proposal or any inquiry, proposal or offer that expressly contemplates or could reasonably be expected to lead to an Acquisition Proposal. The Company shall thereafter keep Parent reasonably informed on a reasonably current basis of the status of, or any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or

Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto).

(c) Except as expressly permitted by Section 6.9(d), neither the Company Board nor any committee thereof shall (i) (1) withhold, fail to include in (or remove from) the Proxy Statement, withdraw, qualify or modify in a manner adverse to Parent (or publicly propose or resolve to withhold, fail to include in (or remove from) the Proxy Statement, withdraw, qualify or modify in a manner adverse to Parent), the Company Recommendation; (2) adopt, approve, recommend, submit to the Stockholders or declare advisable (or publicly propose to adopt, approve, recommend, submit to the Stockholders or declare advisable) any Acquisition Proposal; (3) fail to (A) reaffirm the Company Recommendation and (B) recommend against acceptance of a tender or exchange offer by the Stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock, in each case, within ten (10) Business Days after receipt of a written request of Parent following an Acquisition Proposal that has been publicly announced (in the case of clause (A)) or the commencement of such tender offer or exchange offer (in the case of clause (B)) (any action described in this Section 6.9(c), other than as described in Section 6.9(f), being referred to as a “Company Adverse Recommendation Change”); (ii) subject to Section 8.1(d)(i), cause or allow the Company to enter into a Specified Agreement or (iii) resolve, propose or agree to take any such action described in clause (i) or (ii).

(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change in connection with an Acquisition Proposal or terminate this Agreement to enter into a Specified Agreement, in each case if, and only if, (i) such Acquisition Proposal did not result from a breach of this Section 6.9, (ii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law, (iii) the Company has given Parent written notice of the Company Board’s intention to make a Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement not earlier than 11:59 p.m. New York time on the fourth Business Day after Parent receives such written notice, (iv) the decision to make a Company Adverse Recommendation Change is in connection with an Acquisition Proposal or with the Company’s intent to terminate this Agreement to enter into a Specified Agreement, and the Company shall have complied with clauses (1) through (5), as follows: (1) prior to giving effect to clauses (2) through (5), the Company Board shall have determined that such Acquisition Proposal is a Superior Proposal; (2) the Company shall have made available to Parent in writing the material terms and conditions of such Acquisition Proposal and a copy of the most current draft of any Contract relating to such Acquisition Proposal; (3) the Company shall have negotiated in good faith with Parent (and caused its Representatives to so negotiate with Parent), to the extent that Parent desires to negotiate, during the four Business Day period provided in the foregoing clause (iii) of this Section 6.9(d) with respect to such proposed revisions to this Agreement or other proposals made by Parent, if any, so that the Acquisition Proposal would no longer constitute a

Superior Proposal; (4) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, the Company Board shall have determined in good faith that such Acquisition Proposal remains a Superior Proposal, and, after consultation with its outside legal counsel, that the failure to make the Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law and (5) if the Company intends to terminate this Agreement to enter into a Specified Agreement, the Company shall have complied with Section 8.1(d)(i). For clarity, the provisions of this Section 6.9(d) shall also apply to any amendment to the financial terms or any other material amendment to any Acquisition Proposal (except that any reference to “four Business Days” shall instead be deemed a reference to “two Business Days”) or any successive Acquisition Proposals.

(e) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Company Board may make a Company Adverse Recommendation Change with respect to an Intervening Event, if and only if: (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law; (ii) Parent shall have received from the Company written notice not later than 11:59 p.m. New York time on the fourth Business Day prior to the making of any Company Adverse Recommendation Change, describing the Intervening Event in reasonable detail; (iii) during the four Business Day period provided in the foregoing clause (ii), the Company shall have negotiated in good faith with Parent (and caused its Representatives to negotiate with Parent), to the extent that Parent desires to negotiate, with respect to any proposed revisions to this Agreement or other proposals made by Parent, if any, that would obviate the requirement to make a Company Adverse Recommendation Change; and (iv) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel, the Company Board shall have determined in good faith that the failure to make the Company Adverse Recommendation Change would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law. For the avoidance of doubt, the provisions of this Section 6.9(e) shall also apply to any material change to the facts and circumstances relating to such Intervening Event (except that any reference to four Business Days shall instead be two Business Days).

(f) Nothing in this Section 6.9 shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or complying with Item 1012(a) of Regulation M-A under the Exchange Act; (ii) making any required disclosure to the Stockholders, if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law or any disclosure requirement under applicable Law or (iii) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act.

(g) The Company shall, and shall cause its Representatives to, (i) immediately cease and cause to be terminated any existing solicitations, encouragements, facilitations, discussions or negotiations with any Third Party conducted on or prior to the date hereof by the Company or its Representatives with respect to an Acquisition Proposal; (ii) immediately terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal and (iii) promptly following the execution of this Agreement request and use reasonable best efforts to obtain the return from all such Persons, or cause the destruction, of all copies of confidential information previously provided to such Persons by or on behalf of the Company or its Representatives in accordance with the terms of the applicable confidentiality agreement with such Person. For purposes of this Section 6.9(g), the term “Person” shall not include Parent or any Affiliate of Parent or any of their Representatives.

SECTION 6.10. Indemnification and Insurance.

(a) After the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, fulfill and honor all rights and obligations to exculpation and indemnification by the Company (including advancement of expenses) existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company (each an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date hereof and set forth on Section 6.10 of the Company Disclosure Schedule, or pursuant to any other Contract in effect on the date hereof, accurate and complete copies of which Contracts have been made available to Parent.

(b) Without limiting the foregoing in Section 6.10(a), after the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless each Indemnified Party against any and all losses, claims, damages, Liabilities, costs, fees, expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), Judgments, fines, penalties or Liabilities (including amounts paid in settlement or compromise) in connection with or arising in whole or in part out of actions, omissions, suits or other proceedings (whether civil, regulatory, administrative or criminal, and including any proceeding before any administrative or legislative body) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Proceeding”) by reason of such Indemnified Party’s being or having been a director or officer of the Company at, or at any time prior to, the Effective Time or in connection with any action taken or not taken by such Indemnified Party at the request of the Company at, or at any time prior to, the Effective Time (including any Indemnified Proceeding relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party).

(c) Parent’s and the Surviving Corporation’s obligations under Section 6.10(a) and Section 6.10(b) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation or advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(d) From the Effective Time until the sixth anniversary of the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain the officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect prior to the date hereof; provided that in satisfying its obligation under this Section 6.10(d), the Surviving Corporation shall not be obligated to pay an amount per year in excess of 300% of the annual premium the Company paid in the policy year prior to the Effective Time (the “Maximum Amount”) and if such insurance is unavailable or the premium for such insurance would at any time exceed the Maximum Amount, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to the Maximum Amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from acts or omissions that occurred on or before the Effective Time, including, in respect of the Transactions; provided, however, that the amount paid for such prepaid policies does not exceed the Maximum Amount, and if such prepaid policies are unavailable or the premium for such insurance would exceed the Maximum Amount, then the Company shall procure the maximum coverage available for the Maximum Amount. If such prepaid policies have been obtained by the Company prior to the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(e) Upon receiving written notice of any Proceeding in which any claims are made in respect of which such Indemnified Party would be entitled to indemnification advancement of expenses or other protections pursuant to this Section 6.10, any Indemnified Party wishing to claim such advancement, indemnification or other protection shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any Liability it may have to such Indemnified Party except to the extent such failure materially prejudices Parent or the Surviving Corporation. In the event of any such Proceeding for which advancement of expenses is sought by an Indemnified Party, the Indemnified Party shall have made an undertaking to repay all such fees, costs or expenses paid by Parent or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final non-appealable judgment that the Indemnified Party is not entitled to be indemnified by Parent or the Surviving Corporation. Such undertaking shall be unsecured and made without reference to an Indemnified Party’s ability to repay such advancements or ultimate entitlement to indemnification. No other form of undertaking shall be required. Parent and the Surviving Corporation shall not be liable for any settlement for which indemnification is sought by an Indemnified Party effected without their prior written consent, such consent not to be unreasonably withheld.

(f) The provisions of this Section 6.10(a) are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, their heirs and their representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.10 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.10 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.10 applies shall be third party beneficiaries of this Section 6.10, each of whom may enforce the provisions of this Section 6.10). The rights of each Indemnified Party under this Section 6.10 shall be in addition to, and not in limitation of, any other rights any such Indemnified Party may have under the Company Charter Documents, any other indemnification or other agreement or arrangement, applicable Law or otherwise.

(g) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.10.

SECTION 6.11. Section 16 Matters. Prior to the Effective Time, the Company and the Company Board shall take all such steps as may be required to cause any dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each Company director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company’s equity securities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.12. Transaction Litigation. The Company shall promptly (and in any event within two Business Days) advise Parent in writing of any Transaction Litigation and shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation. The Company shall give Parent the opportunity to (a) participate in the defense, prosecution, settlement or compromise of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, prosecution, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 6.12, “participate” means that Parent will be kept reasonably apprised on a reasonably prompt basis of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith; provided that the Company shall not settle or compromise or agree to settle or compromise, or file any supplemental disclosures to moot or otherwise address the claims in, any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 6.13. Takeover Provisions. If any Takeover Provision becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other Transaction, then each of the Company, Parent, Merger Sub, and their respective boards of directors shall grant such approvals and take such actions within their respective authority as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Provision inapplicable to the foregoing.

SECTION 6.14. Obligations of Merger Sub. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions.

SECTION 6.15. Tax Matters.

(a) The Company shall timely file all material Tax Returns (which shall include any and all Tax Returns with respect to Taxes for which, and jurisdictions in which, the Company has historically filed such returns) required to be filed on or prior to the Closing Date (taking into account any valid extensions of time to file such Tax Returns obtained in the ordinary course of business) in a manner consistent with past practice (except to the extent otherwise required by applicable Law or as otherwise required pursuant to this Agreement) and shall timely pay in full any Tax shown as due and payable thereon.

(b) All transfer, documentary, sales, use, stamp, registration, recording, value-added and other similar Taxes and fees incurred in connection with this Agreement and the Transactions shall be paid by Parent when due.

(c) None of Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Affiliates shall make any election under Section 338 or Section 336 with respect to the Transactions contemplated by this Agreement.

SECTION 6.16. Merger Sub Stockholder Consent. Promptly following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

SECTION 6.17. Trading Market Notification. The Company shall use its reasonable best efforts to cause the delisting of the Company and of the Company Common Stock from OTC as promptly as practicable after the Effective Time, and deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

ARTICLE 7

CONDITIONS

SECTION 7.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Parent and the Company) on or prior to the Closing Date of each of the following conditions:

(a) Requisite Company Vote. The Requisite Company Vote shall have been obtained in accordance with applicable Law and the Company Charter Documents.

(b) No Restraints. No Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction, nor any applicable Law (collectively, “Restraints”), enjoining, making illegal or otherwise prohibiting the consummation of the Merger shall be in effect.

SECTION 7.2. Conditions to Parent’s and Merger Sub’s Obligations to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Parent) on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in clauses (a) and (b) of the first sentence of Section 4.1 (Organization), Section 4.3(a) (Authorization; No Conflict), Section 4.3(b)(i) (Authorization; No Conflict), Section 4.10 (Broker’s or Finder’s Fees) and Section 4.22 (Takeover Provisions) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) the representation and warranties of the Company set forth in the first, second and last sentences of Section 4.2(a) and the first two sentences of Section 4.2(a)(b) (Capitalization) shall be true and correct in all respects (other than de minimis inaccuracies in the context of the Transactions) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) the representations and warranties of the Company set forth in Section 4.7(a) (Absence of Material Adverse Effect) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) each other representation and warranty of the Company set forth in this Agreement (other than those listed in the preceding clause (i), (ii), or (iii)) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure of any such representations and warranties to be so true and correct would not, and would not be reasonably expected to, have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under this Agreement prior to the Closing.

(c) No Company Material Adverse Effect. Since the date hereof, there shall have not occurred and be continuing any event, effect, condition, change, occurrence,

development, circumstance or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Closing Certificate. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, by the chief executive officer or chief financial officer of the Company to the effect that each of the conditions in Section 7.2(a), Section 7.2(b)and Section 7.2(c) have been satisfied.

(e)FIRPTA Certificate. The Company shall provide a statement and accompanying IRS notice (the “FIRPTA Certificate”) in a form reasonably acceptable to Parent, each dated as of the Closing Date, issued pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)(i) certifying that the stock of the Company is not a “United States real property interest” within the meaning of Section 897 of the Code; provided, that if the Company fails to provide a FIRPTA Certificate, the sole and exclusive remedy of Parent shall be that it may withhold the amount required to be withheld pursuant to Section 1445 of the Code from any payment made to or for the benefit of a Stockholder hereunder.

(f) Amendment No. 3. The Company shall have performed or complied with all of its obligations under Amendment No. 3, and in particular shall have paid the Outstanding Invoices (as defined in Amendment No. 3) to Corium by July 15, 2024, in accordance with Section 3 therein. Accordingly, and furthermore, at the Closing Date Amendment No.3 shall be (i) in force and not capable of termination by Corium; and (ii) shall not have been terminated by Corium.

SECTION 7.3. Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the Company) on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.1 (Organization), Section 5.3(a) (Authorization; No Conflict), Section 5.3(b)(i) (Authorization; No Conflict) and Section 5.9 (Broker’s or Finder’s Fees) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) each other representation and warranty of Parent and Merger Sub set forth in this Agreement (other than those listed in the preceding clause (i)) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure of any such representations and warranties to be so true and correct would not, and would not be reasonably expected to, have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under this Agreement prior to the Closing.

(c) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent, dated as of the Closing Date, by an authorized representative of Parent to the effect that each of the conditions in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE 8

TERMINATION

SECTION 8.1. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b) by either the Company or Parent by written notice to the other, if:

(i) the Effective Time shall not have occurred on or prior to September 30, 2024 (as such date may be extended pursuant to the immediately succeeding proviso, the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of, or resulted in, the failure of the Effective Time to have occurred on or prior to the Outside Date;

(ii) any Restraint having the effect set forth in Section 7.1(b) shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause or, or resulted in, the issuance, entry of or failure to lift such Restraint; or

(iii) the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), in each case, at which a vote on the approval of this Agreement was taken, shall have concluded and the Requisite Company Vote shall not have been obtained;

(c) by Parent by written notice to the Company:

(i) at any time prior to obtaining the Requisite Company Vote, if a Company Adverse Recommendation Change shall have occurred; or

(ii) at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions in either of Section 7.2(a) or Section 7.2(b), as applicable, not to be satisfied; provided that, for purposes of this Section 8.1(c)(ii)), if such a breach is curable by the Company within the earlier of the Outside Date and 20 Business Days after the date Parent gives the Company notice of such breach, then Parent may not terminate this Agreement under this Section 8.1(c)(ii)) on account of such breach unless such breach shall remain uncured upon the earlier of the Outside Date and the expiration of such 20 Business Day period; provided further that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c)(ii)) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.1(d)(ii);

(d) by the Company by written notice to Parent:

(i) at any time prior to obtaining the Requisite Company Vote, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (1) such Superior Proposal shall not have resulted from any breach of Section 6.9 with respect to such Superior Proposal and any Acquisition Proposal that was a precursor thereto, (2) the Company Board, after satisfying all of the requirements set forth in Section 6.9(d), shall have authorized the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”) and (3) the Company shall have entered into the Specified Agreement, substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(d)(i); or

(ii) at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the conditions in either of Section 7.3(a) or Section 7.3(b), as applicable, not to be satisfied; provided that, for purposes of this Section 8.1(d)(ii), if such a breach is curable by Parent or Merger Sub within the earlier of the Outside Date and 20 Business Days after the date the Company gives Parent notice of such breach, then the Company may not terminate this Agreement under this Section 8.1(d)(ii) on account of such breach unless such breach shall remain uncured upon the earlier of the Outside Date and the expiration of such 20 Business Day period; provided further that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.1(c)(ii).

Any written notice of termination pursuant to this Section 8.1 shall specify the provision of this Section 8.1 pursuant to which such termination is being effected.

SECTION 8.2. Effect of Termination. If terminated pursuant to Section 8.1, this Agreement shall be of no further force or effect without Liability of any party (or any stockholder or Representative of such party) to any other party; provided that the provisions of this Section 8.2, Section 8.3 and Article 9 (and any related definitions contained in any such Section) shall survive any termination hereof pursuant to Section 8.1. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Merger Sub or the Company shall be relieved or released from any Liabilities or damages arising out of any Fraud or Willful Breach of any provision of this Agreement or any other agreement delivered in connection herewith (which Liabilities and damages the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of Liabilities or damages payable by Parent and Merger Sub in the event of a Willful Breach thereby, would include benefits of the Transactions lost by the Stockholders, taking into consideration all relevant matters, including lost stockholder premium, other combination opportunities and the time value of money). For purposes of this Agreement, “Willful Breach” means a material breach of, or a material failure to perform any covenant, representation, warranty, or agreement set forth in this Agreement, in each case that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute such material breach or material failure to perform. The Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

SECTION 8.3. Termination Fee and Expenses.

(a) Except as otherwise set forth in this Section 8.3, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Transactions are consummated.

(b)The Company shall pay to Parent any amounts outstanding under the Bridge Loan (including any interest accrued thereon) withing ten (10) days of any termination of this Agreement by Parent pursuant to Section 8.1(c)(ii) as long as Parent and Merger Sub are not in breach of their respective obligations under this Agreement and the Company's failure to satisfy the conditions in either of Section 7.2(a) or Section 7.2(b), as applicable, was not caused by any action or inaction of Parent or Merger Sub.

(c) The Company shall pay to Parent $1,260,000 (the “Termination Fee”) and any amounts outstanding under the Bridge Loan (including any interest accrued thereon) (collectively, the “Termination Payments”), as applicable, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, in the event that:

(i) this Agreement is terminated by Parent pursuant to Section 8.1(c)(i), in which case the Termination Fee shall be payable within ten (10) days after the date of such termination;

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(i), in which case all Termination Payments shall be payable within thirty (30) days after the date such termination and the other Termination Payments shall be payable within ten (10) days after the date of such termination; or

(iii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso to Section 8.1(b)(i)) or Section 8.1(b)(iii); (B) an Acquisition Proposal shall have been made, proposed or otherwise communicated to the Company or the Stockholders or shall have become publicly known after the date hereof and shall not have been withdrawn prior to (1) the date of such termination, with respect to any termination pursuant to Section 8.1(b)(i), or (2) the date of the Stockholders’ Meeting, with respect to termination pursuant to Section 8.1(b)(iii) and (C) within twelve (12) months following such termination of this

Agreement, (x) the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or (y) an Acquisition Proposal is consummated; in which case the Termination Fee shall be payable within thirty (30) days after the earlier of the events in clause (C)(x) or (y).

For purposes of the references to an “Acquisition Proposal” in Section 8.3(c)(iii), all references to “30%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”. In the event that Parent receives full payment pursuant to this Section 8.3(b), then receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination.

(d) The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee on more than one (1) occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(e) The parties acknowledge that the agreements contained in Section 8.3(b) are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to Section 8.3(b), then (i) the Company shall reimburse Parent for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket disbursements and fees of outside legal counsel) incurred in the collection of such overdue amount, and (ii) the Company shall pay to Parent interest on the amount payable pursuant to Section 8.3(b) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. The payment by the Company of the Termination Payments pursuant to Section 8.3(b), and, if applicable, any payments under this Section 8.3(e), shall be the sole and exclusive remedy of Parent and Merger Sub in the event of termination of this Agreement under circumstances requiring the payment of a Termination Payment pursuant to Section 8.3(b) for any and all losses or damages suffered or incurred by Parent or any of its Affiliates or Representatives in connection with this Agreement and the Transactions (and the termination thereof or any matter forming the basis for such termination), including the Merger.

ARTICLE 9

GENERAL PROVISIONS

SECTION 9.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two Business Days after deposit in the mail, if sent by registered or certified mail,

(c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by email transmission prior to 6:00 p.m., the recipient’s local time or (e) on the next day following transmission, if sent by email transmission after 6:00 p.m., the recipient’s local time; provided that the notice or other communication is sent to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice to the other parties):

(a) if to Parent or Merger Sub (or, following the Effective Time, the Surviving Corporation):

Insud Pharma, S.L.
Manuel Pombo Angulo, 28 3rd and 4th floor
28050 Madrid — Spain
Attention:	Tomos Shillingford
Email:	tomos.shillingford@insudpharma.com;
Legal.notices@insudpharma.com

with a copy to (which shall not constitute notice):

RC Law LLP
590 Madison Ave, Suite 2102
New York, NY 10022
Attention:	Xavier Ruiz
Email:	xavier.ruiz@rclawllp.net

and

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention:	Mitchell S. Nussbaum
Email:	mnussbaum@loeb.com

(b) if to the Company (prior to the Effective Time):

Agile Therapeutics, Inc.
500 College Rd. E
Suite 310
Princeton, NJ 08540
Attention:	Geoff Gilmore
Email:	ggilmore@agiletherapeutics.com

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Attention:	Steven M. Cohen
Email:	steven.cohen@morganlewis.com

SECTION 9.2. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Requisite Company Vote is obtained, if any amendment requires further approval of the Stockholders under applicable Law, the effectiveness of such amendment shall be subject to such approval.

(b) No failure or delay by any party in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

SECTION 9.3. Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

SECTION 9.4. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the Transactions shall be resolved under, the Law of the State of Delaware regardless of the Law that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) (collectively, the “Delaware Courts”) in any such suit, action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

SECTION 9.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

SECTION 9.6. Counterparts; Effectiveness. This Agreement may be executed (including by electronic signature) in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by email (in.pdf or.tiff format) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

SECTION 9.7. Assignment; Third Party Beneficiaries.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that Parent or Merger Sub may transfer or assign, in whole or in part, (i) its rights and obligations under this Agreement to any of its Affiliates and (ii) after the Effective Time, its rights and obligations under this Agreement to any Person; provided that, in the case of either clause (i) or (ii), such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party or due to Parent or Merger Sub.

(b) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement, except (i) for the provisions of Section 6.10 and Section 6.12 with respect to the Indemnified Parties, (ii) if the Effective Time occurs, the right of the Stockholders to receive the Common Stock Merger Consideration payable with respect to shares of Company Common Stock in accordance with the terms of this Agreement, (iii) if the Effective Time occurs, the right of the holders of Company Stock Options, Company RSUs and Company Warrants to receive the payments contemplated by Section 3.4, and (iv) if this Agreement is terminated, the right of the Stockholders to recover damages pursuant to Section 8.2 in connection with a Willful Breach by Parent or Merger Sub (and the Company shall act as agent for the Stockholders to pursue recovery of such damages), in each case which shall inure to the benefit of such Persons or holders, as applicable, benefiting therefrom who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein.

(c) The representations and warranties in this Agreement are the product of negotiations among the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 9.3 without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

SECTION 9.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.9. Entire Agreement; No Reliance. This Agreement (including the Company Disclosure Schedule and all Exhibits, Annexes and Schedules referred to herein and therein) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The parties further agree that (i) by seeking the remedies provided for in this Section 9.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.10 shall require any party to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.10 prior to or as a condition to exercising any termination right under Article 8 (and pursuing damages after such termination) provided, however, that in no event shall Parent and Merger Sub be entitled to both the payment of the Termination Fee or monetary damages, on the one hand, and specific performance, on the other hand.

SECTION 9.11. Remedies. Except as otherwise provided in this Agreement, (a) any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity, and (b) the exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

SECTION 9.12. Cooperation. Except from and after a Change of Board Recommendation, the parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such actions as may be reasonably requested by the other parties to evidence or effect the Contemplated Transactions and to carry out the intent and purpose of this Agreement (including providing Parent with information reasonably requested to support any calculations under Section 280G of the Code).

SECTION 9.13. Company Disclosure Schedule. The disclosures set forth in any particular part or subpart of the Company Disclosure Schedule will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties or covenants of the Company that are set forth in the corresponding section or subsection of this Agreement; and (b) any other representations and warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties or covenants is reasonably apparent on the face of such disclosure. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Schedule shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the Company, Parent, and Merger Sub have caused this Agreement to be executed as of the date first written above.

AGILE THERAPEUTICS, INC.

By:	/s/ Alfred Altomari
Name:	Alfred Altomari
Title:	Chairperson and CEO

INSUD PHARMA, S.L.

By:	/s/ Tomos Shillingford
Name:	Tomos Shillingford
Title:	General Counsel

EXELTIS PROJECT, INC.

By:	/s/ Robert Spina
Name:	Robert Spina
Title:	President

[Signature Page to Agreement and Plan of Merger]

Exhibit A

FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

ARTICLE I

NAME

The name of the corporation is Agile Therapeutics, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1111B S GOVERNORS AVE, Dover, Delaware 19904. The name of the registered agent at such address is Capitol Corporate Services, Inc.

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock that the Corporation shall have the authority to issue is 1,000, with $0.0001 par value per share (the “Common Stock”).

A-1

Exhibit 4.1

AGILE THERAPEUTICS, INC.

CASH-OUT ACKNOWLEDGMENT AND CANCELLATION

This Cash-Out Acknowledgment and Cancellation dated June 25, 2024 is being executed by Armistice Capital Master Fund Ltd. (“Armistice”), and delivered to Agile Therapeutics, Inc., a Delaware corporation (the “Company”).

WHEREAS, Armistice is the holder of certain warrants to purchase shares of common stock, par value $0.0001 per share (“Company Common Stock”), of the Company (“Warrant Shares”) all of which warrants are as set forth on Schedule A (each, a “Warrant” and, collectively, the “Warrants”);

WHEREAS, the Company intends to into an Agreement and Plan of Merger (the “Merger Agreement”) on substantially the same terms and conditions set forth in the non-binding proposal with Insud Pharma, S.L. (“Parent”);

WHEREAS, pursuant to the Merger Agreement, it is anticipated that, among other things, the Company will merge (the “Merger”) with and into a wholly-owned subsidiary of Parent (“Merger Sub”), with the Company surviving the Merger and continuing as a wholly-owned subsidiary of Parent, and that, by virtue of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger shall be cancelled and shall be converted automatically into the right to receive an amount per share in cash to be set forth in the Merger Agreement (the “Common Stock Consideration”); and

WHEREAS, the Company desires that Armistice agrees, and Armistice is willing to agree, to the termination and cancellation of the Warrants in exchange for the right to receive the Cash Payment (as defined below).

NOW, THEREFORE, Armistice and the Company, intending to be legally bound, do hereby agree as follows:

1.

In exchange for the termination and cancellation of the Warrants, Armistice will receive cash in the aggregate amount of $10,200,000.00 with respect to all of the Warrants (the “Cash Payment”); provided that such termination and cancellation shall be conditioned upon the consummation of the Merger and shall occur immediately following the Merger. Armistice shall promptly deliver the original Warrants to the Company for cancellation following notice of the closing date of the Merger accompanied by a completed and executed IRS Form W-8 in the form of Annex B hereto and the Company or Parent shall promptly deliver the aggregate Cash Payment in one tranche to Armistice per their delivery instructions as soon as is reasonably practicable following receipt thereof, but in no event later than three (3) business days after the later of such receipt or the Closing Date (the “Payoff Deadline”). For avoidance of doubt, if the Cash Payment is not delivered to Armistice by the Payoff Deadline, this Cash-Out Acknowledgment and Cancellation shall be null and void and of no effect and each Warrant shall remain outstanding in accordance with its terms notwithstanding such tender for cancellation.

2.

Pursuant to this Cash-Out Acknowledgment and Cancellation, no later than the Payoff Deadline, the Company shall deliver the Cash Payment to Armistice via wire transfer of immediately available, same day funds to Armistice pursuant to written instructions provided to the Company.

3.

Armistice hereby acknowledges and agrees that the Cash Payment specified herein represents full and final satisfaction of all obligations to Armistice in respect of each Warrant set forth on Schedule A.  Following Armistice’s receipt of the Cash Payment, each Warrant shall be null and void and of no further force and effect and Armistice will be entitled to no further rights with respect to any Warrants.  If the Merger is not consummated, this Cash-Out Acknowledgment and Cancellation shall be null and void and of no effect and each Warrant shall remain outstanding in accordance with its terms.

4.

From and after the receipt of the Cash Payment, Armistice, for itself and its affiliates, partners, heirs, beneficiaries, successors and assigns, hereby releases and absolutely forever discharges the Company, any successor corporation and each other party to the Merger Agreement, and their respective affiliates, shareholders, directors, officers, employees, agents and representatives (each, a “Released Party”) from any and all losses, lawsuits, claims, counterclaims, actions, demands, assessments, proceedings, arbitrations, investigations, damages, liabilities, obligations, deficiencies, taxes, costs and expenses of any nature whatsoever, whether known or unknown, suspected or unsuspected, that any of them now has, at any time previously had or may have in the future as a shareholder, director, officer, employee, agent or representative of the Company, arising by virtue of or in any matter related to or arising from the undersigned’s ownership of any capital stock of, or other equity or voting securities or interests in, or any convertible securities to purchase equity in, the Company (including, without limitation, the Warrants) (collectively, “Released Matters”). It is further agreed and understood that this is a full and final release of all Released Matters whether known or unknown, fixed or contingent, manifested or unmanifested.  This Section 4 is intended as a general release, representing a full and complete disposition and satisfaction of the parties’ real or alleged legal obligations to each other relating to, arising from or connected with the Warrants. Notwithstanding anything herein to the contrary, in the event that Armistice does not receive the Cash Payment by the Payoff Deadline, the Company knowingly, voluntarily and intentionally confesses judgment in favor of Armistice against the Company in any proceeding or action to recover the Cash Payment brought by Armistice in any court with jurisdiction over this Agreement.  In so doing, the Company expressly (i) waives issuance and service of process, (ii) agrees that it its failure to satisfy its indebtedness to Armistice by the Payoff Deadline constitutes a breach of this Cash-Out Acknowledgment and Cancellation, and (iii) agrees not to contest the entry of a judgement in any such proceeding or action brought by Armistice for (a) the Cash Payment, (b) interest accruing at the highest rate allowable under the law from the date immediately following the Payoff Deadline through the date on which the Company fully satisfies such judgment, and (iii) Armistice’s attorney fees and costs incurred in connection with any action or proceeding to enforce this Cash-Out Acknowledgment and Cancellation.

5.

Armistice hereby represents and warrants that (i) it has the full power, authority and legal right to execute and deliver this Cash-Out Acknowledgment and Cancellation and perform the terms hereof; (ii) this Cash-Out Acknowledgment and Cancellation has been duly executed and delivered by Armistice and constitutes its valid, binding and enforceable obligation; (iii) the execution, delivery and performance of this Cash-Out Acknowledgment and Cancellation by Armistice does not and will not violate any law or any order, judgment or decree of any court or other governmental or regulatory authority; and (iv) Armistice has not exercised or purported to exercise any Warrants in whole or in part to purchase any Warrant Shares.

6.

The Company hereby represents and warrants to Armistice that (a) the Company is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Cash-Out Acknowledgment and Cancellation, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, (b) this Cash-Out Acknowledgment and Cancellation has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, (c) the execution of this Cash-Out Acknowledgment and Cancellation and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any court order, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound. Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

7.	Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the applicable Warrant.
8.

This Cash-Out Acknowledgment and Cancellation shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles to the extent that such principles would direct a matter to another jurisdiction. Each party to this Cash-Out Acknowledgment and Cancellation agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Cash-Out Acknowledgment and Cancellation exclusively in the courts of the State of New York and the Federal courts of the United States of America located in the Southern District of New York (the “Chosen Courts”), and solely in connection with claims arising under this Cash-Out Acknowledgment and Cancellation (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party to this Cash-Out Acknowledgment and Cancellation.  Each party to this Cash-Out Acknowledgment and Cancellation irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Cash-Out Acknowledgment and Cancellation.

9.	If this offer is accepted and the agreement is executed on or before 11:59 p.m. ET on June 25, 2024, then on or before 8:00 a.m. ET on the next Trading Day, the Company shall issue a press release or file a Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of such press release or the filing of such Form 8-K, the Company represents to Armistice that it shall have publicly disclosed all material, non-public information delivered to Armistice by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release or the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and Armistice and its Affiliates on the other hand, shall terminate. From and after the issuance of the Press Release and/or Form 8-K, the Company represents to Armistice that none of the Company’s directors, officers, employees or agents will provide Armistice with any material, nonpublic information that is not disclosed in the Press Release and/or Form 8-K.

IN WITNESS WHEREOF, Armistice has duly executed this Cash-Out Acknowledgement and Cancellation as of the date first written above.

AGILE THERAPEUTICS, INC.

By:	/s/ Alfred Altomari
Name:	Alfred Altomari
Title:	CEO

ARMISTICE CAPITAL MASTER FUND LTD.

BY: ARMISTICE CAPITAL, LLC, as Investment Manager

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	CIO of Armistice Capital, LLC, the Investment Manager

ANNEX A

To induce Holder to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to Holder as of the date hereof as follows:

Section 1.Existence.  The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.

Section 2.Authority and Capacity; No Conflicts.  The Company has all requisite power, authority, and capacity to enter into and perform its obligations under this Agreement and all action required to be taken for the due and proper authorization, execution, and delivery by it of this Agreement and the consummation of the Warrant Purchase has been duly and validly taken, and the consummation of the Warrant Purchase will not violate any law applicable to the Company or result in a breach of or default under the Company’s organizational documents or any agreement to which the Company is a party or by which the Company is bound.

Section 3.Binding Agreement.  This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with and subject to its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other laws affecting enforcement of creditors’ rights or by general equitable principles.

Section 4.No Approvals or Consents.  No consent, approval, or authorization of or exemption by, or declaration, filing or registration with or notice to, any third party or any legislative, executive, judicial, or administrative body, including any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise) is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the Warrant Purchase.

Exhibit 10.1

EXECUTION VERSION

REVOLVING PROMISSORY NOTE

Dated as of June 25, 2024

between

EXELTIS USA, INC.

and

AGILE THERAPEUTICS, INC.

REVOLVING PROMISSORY NOTE

Up to $8,000,000	June 25, 2024

FOR VALUE RECEIVED, AGILE THERAPEUTICS, INC., a  Delaware corporation (“Borrower”), hereby promises to pay to the order of EXELTIS USA, Inc., a New Jersey corporation (the “Lender”), or its registered assigns, on the Stated Expiry Date (as hereinafter defined) or earlier as hereinafter provided the principal sum of up to EIGHT MILLION DOLLARS ($8,000,000) (the “Commitment Amount”).

WHEREAS, concurrently herewith, Borrower, Exeltis Project, Inc. and Insud Pharma, S.L. (“Parent”) are entering into an Agreement and Plan of Merger dated the date hereof regarding the proposed business combination described therein (the “APM”).  Terms used but not defined herein shall have the meaning given them in the APM.

NOW THEREFORE the parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Note and the other Loan Documents shall have (unless otherwise provided elsewhere in this Note or such Loan Documents) the following respective meanings:

1.1“Availability Period” means any period after the Closing Date and ending upon the Stated Expiry Date.

1.2“Borrowing” means the making of a Loan pursuant to this Note.

1.3“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

1.4“Closing Date” means the date on which this Note is executed by each party hereto.

1.5“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Note relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

1.6“Collateral” has the meaning set forth in the Security Agreement.

1.7“Collection Account” means any account, bank and ABA number designated by Lender as the Collection Account upon reasonable prior written notice to Borrower.

1.8“Commitment Amount” is defined in the Preamble.

1.9“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

1.10“Default Rate” is defined in Section 2.3.

1.11“Dollars” or “$” means lawful currency of the United States of America.

1.12“Event of Default” is defined in Section 10.1.

1.13“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

1.14“Fees” means any and all fees payable to Lender pursuant to this Note or at law.

1.15“Indemnified Liabilities” and “Indemnified Person” have the respective meaning assigned to them in ARTICLE VII.

1.16“Index Rate” means, for any day, a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Lender) or any similar release by the Federal Reserve Board (as determined by Lender).  Any change in the Index Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate for such period.

1.17“Interest Rate” means a rate per annum equal to the Index Rate.

1.18“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successor thereto.

1.19“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

1.20“Loan Documents” means this Note, the APM, the Security Agreement and any Loan Requests.

1.21“Loan Request” is defined in Section 3.3.

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1.22“Loans” means the loans evidenced by this Note and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

1.23“Material Adverse Effect” means any event (i) that is a Material Adverse Effect under the APM or (ii) that has a material adverse effect on (x) the Borrower’s ability to pay or perform the Obligations under the Loan Documents or (y) Lender’s rights and remedies under this Note and the other Loan Documents.

1.24“Note” means this Promissory Note executed by Borrower in favor of Lender.

1.25“Obligations” means all loans, advances, debts, expense reimbursements, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts.  This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Note after the maturity of the Loans and interest accruing at the then applicable rate provided in this Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans.

1.26“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

1.27“Permitted Liens” means the following encumbrances:  (a) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Note; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business in an aggregate amount, including the encumbrances listed in clause (i); (d) deposits securing public or statutory obligations of Borrower; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) [reserved]; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (h)  zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) the lien on Company’s Inventory, for collateral security for the payment in full of the Company’s obligations to pay Corium Innovations, Inc. for two commercial batches and certain raw materials; (j) [reserved]; and (k) Liens in favor of Lender securing the Obligations.

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1.28“Proxy Filing Date” means the date on which the Borrower has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) regarding a special meeting of stockholders of Borrower held to approve the transactions contemplated by the APM and containing a fixed price per Share to be paid to holders of the Company Common Stock.

1.29“Requirement of Law” means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

1.30“Restricted Payment” means:  (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s Stock; (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower in violation of any subordination or other agreement made in favor of Lender; (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly, other than with respect to clauses (a), (b) and (c) any such declaration, payment or incurrence arising under this Note;  (d) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Note; or (e) any loan, contribution, redemption or distribution in respect of the Warrants; provided, that no payment or obligation to Lender shall constitute a Restricted Payment.

1.31“Security Agreement” means that certain Intellectual Property Security Agreement by and between the Borrower and Lender, dated as of the date hereof.

1.32“Stated Expiry Date” means the earliest to occur of (i) November 22, 2024 and (ii) the date on which the Commitment Amount is reduced to zero or otherwise terminated pursuant to the terms hereof.

1.33“Termination Date” means the date on which all Obligations are indefeasibly paid in full, in cash and the Commitment Amount is reduced to zero or otherwise terminated pursuant to the terms hereof.

1.34“Warrants” means the Company Warrants as defined in the APM.

ARTICLE II

INTEREST PROVISIONS

2.1Interest Rate. Borrower promises to pay interest on the principal amount outstanding of this Note at the Interest Rate.  Interest on each Loan shall accrue from the date of issuance of such Loan until repayment of the principal amount and payment of all accrued interest in respect of such Loan in full.

2.2Computation of Interest.  All computations of interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable.  Each determination by Lender of an

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interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.  In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

2.3Default Rate.  Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the interest rates applicable to the Loans shall automatically be increased by four percentage points (4%) per annum without any notice to Borrower or any other action of Lender (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate.

2.4Payment Dates.  If any interest or other payment (including Fees) to Lender under this Note becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day (and interest thereon shall be payable at the then applicable rate during such extension).

ARTICLE III

LOANS, PRINCIPAL PAYMENTS AND PREPAYMENTS

3.1Commitment Amount.  Subject to the terms and conditions herein set forth, Lender agrees, during the Availability Period, to extend to Borrower a revolving line of credit as more fully set forth in Section 3.2 hereof in an aggregate amount not to exceed the Commitment Amount.

3.2Revolving Credit Commitment.  Subject to the terms and conditions herein set forth, including the Conditions Precedent to the making of a Loan in Section 4.2 or Section 4.3, as applicable, being satisfied or waived, Lender shall make, on any Business Day during the Availability Period, subject to Section 3.3, Loans to Borrower at any time and from time to time in an aggregate outstanding principal amount up to the Commitment Amount at any such time.  Subject to the terms and conditions herein, Borrower may borrow, repay without penalty or premium and re-borrow Loans hereunder, during the Availability Period and, for the avoidance of doubt, may repay without penalty or premium at any time prior to the Proxy Filing Date.

3.3Request for Loans and Funding.  Each Loan shall be made upon Borrower’s written notice to Lender (a “Loan Request”), substantially in the form provided in Exhibit A attached hereto and containing the certifications set forth in Exhibit A, such Loan Request must be received by Lender not later than four (4) Business Days prior to the requested date of such Loan.  On the requested day of such Loan, Lender shall deliver the proceeds of such Loan in immediately available funds to an account designated by Borrower to Lender in writing.  The initial Loan Request shall be made on July 1, 2024 (or such other day as Lender shall agree in its sole discretion), for an amount equal to $6,500,000 (the “Initial Loan”).  Subsequent Loan Requests shall be made by the Company (in such amounts as necessary) after July 15, 2024.

3.4Principal Payments.  Subject to acceleration following the occurrence of an Event of Default, Borrower shall pay the principal amount due under this Note and all accrued and unpaid interest on the Stated Expiry Date.

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3.5Voluntary Prepayment.  Borrower may at any time prior to the Proxy Filing Date, on at least five (5) days’ prior written notice to Lender voluntarily prepay all or part of the Loan; provided that any such prepayments shall be in a minimum amount of Five Thousand Dollars ($5,000.00) and integral multiples of Five Thousand Dollars ($5,000.00) in excess of such amount.

3.6Mandatory Prepayment.

(a)Immediately upon receipt by Borrower of any cash proceeds of any sale, transfer, license, lease, casualty or condemnation event, or other disposition of (x) marketable securities or (y) all or a significant portion of all of Borrower’s respective businesses, property or assets, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Borrower in connection therewith, (ii) transfer taxes, and (iii) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.  The proceeds of sales of inventory in the ordinary course of business shall not be subject to mandatory prepayment under this clause (a).

(b)Immediately upon receipt by Borrower of any cash proceeds in respect of any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Borrower in connection therewith, (ii) transfer taxes, (iii) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.  The proceeds of sales of inventory in the ordinary course of business, shall not be subject to mandatory prepayment under this clause (b).

(c)If Borrower issues any Company Common Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

(d)If the Borrower incurs any Indebtedness in violation of this Note, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds.

(e)In the event and on such occasion that, if the sum of the aggregate principal of all of the Loans exceeds the aggregate Commitment Amount, the Borrower shall immediately repay the Loans in an aggregate principal amount sufficient to cause the aggregate amount of all Loans outstanding to be less than or equal to the aggregate Commitment Amount.

(f)Nothing in this Section 3.7 shall be construed to constitute Lender’s consent to any transaction that is not permitted by other provisions of this Note or the APM.

(g)Notwithstanding anything in this Section 3.7 to the contrary, no mandatory prepayment in respect of clauses (a), (b), (c), (d) or (e) of this Section 3.7 shall be required or permitted after the Proxy Filling Date unless such is required to avoid any change to the purchase price per share of Company Common Stock provided in the Proxy Statement.

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3.7Application of Certain Prepayments.  Any prepayments made by Borrower pursuant to Sections 3.6 and 3.7 above shall be applied as follows: first, to Fees and reimbursable expenses of Lender then due and payable pursuant hereto; second, to interest then due and payable on the Loan; and third, to prepay the principal of the Loan until the Loans shall have been prepaid in full.

3.8Termination and Reduction of Commitment Amount.

(a)Unless previously terminated, the Commitment Amount shall terminate on the Stated Expiry Date.

(b)The Borrower may at any time terminate the Commitment Amount when the Obligations have been paid in full.

(c)The Borrower shall notify the Lender of any election to terminate or reduce the Commitment Amount under forgoing paragraph (b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Each notice delivered by the Borrower pursuant hereto shall be irrevocable. Any termination or reduction of the Commitment Amount shall be permanent.

ARTICLE IV

CONDITIONS PRECEDENT

4.1The obligations of the Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions are satisfied (or waived by Lender in writing, in its sole discretion):

(a)The APM and all other material agreements delivered in connection therewith shall each be in form and substance satisfactory to the Lender and shall each have been executed on the Closing Date and delivered to the Lender and be in full force and effect in accordance with their respective terms.

(b)The Lender shall have received a certificate of the Borrower, dated the Closing Date and executed by the Borrower, which certificate shall (i) certify that attached thereto is a true and complete copy of the resolutions or written consents of the board of directors or other governing body (including any committee thereof) of Borrower authorizing the execution, delivery and performance of this Note, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, and (ii) identify by name and title and bear the signatures of the authorized officer or authorized signatory of Borrower authorized to sign this Note, (iii) certify that attached thereto is a true and complete copy of (x) the certificate of incorporation of Borrower certified by the relevant authority of the jurisdiction of organization of Borrower and (y) a true and correct copy of its bylaws and that such document have not been further amended and (iv) a certificate dated as of a recent date from the relevant authority of the jurisdiction of organization of Borrower, evidencing the good standing of Borrower.

(c)Lender and its counsel shall have received an original executed copy of the written legal opinion of Morgan Lewis & Bockius LLP, counsel to Borrower, as to due authorization of this Note by Borrower, no registration as an “investment company”, customary

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corporate housekeeping matters, government approvals, no conflicts and enforceability of this Note, dated as of the Closing Date and in form and substance satisfactory to the Lender.

(d)At the time of and immediately after giving effect to such Borrowing no Event of Default shall have occurred and be continuing.

4.2The obligation of Lender to make the Initial Loan is subject to the satisfaction (or waiver by Lender in writing, in its sole and absolute discretion) of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Note or the APM shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing (it being understood and agreed that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)At the time of and immediately after giving effect to the Initial Loan, no Event of Default shall have occurred and be continuing.

4.3The obligation of Lender to make a Loan on the occasion of any Borrowing after the Initial Loan is subject to the satisfaction (or waiver by Lender in writing, in its sole and absolute discretion) of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Note or the APM shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing (it being understood and agreed that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)At the time of and immediately after giving effect to such Borrowing no Event of Default shall have occurred and be continuing.

(c)At the time and immediately after giving effect to such Borrowing the sum of the aggregate principal of all of the Loans shall not exceed the aggregate Commitment Amount.

(d)If such Borrowing is requested for a date that is after the Proxy Filing Date, at the time and immediately after giving effect to such Borrowing and the use of proceeds thereof, such Loan will not affect the purchase price per share of Company Common Stock provided in the Proxy Statement.

ARTICLE V

USE OF PROCEEDS

Borrower shall use the proceeds of the Loan to (1) to acquire materials for future commercial batches, (2) make payments to certain vendors, (3) make payments to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), and (4) to provide for working capital in the ordinary course of business and in keeping with past practices, provided that (x) following the Proxy Filing Date the Borrower may not use any proceeds that would change the purchase price per share provided in the Proxy Statement and (y) no portion of the proceeds of any Loan may be used for

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any Restricted Payments (including for the avoidance of doubt Restricted Payments permitted under the APM).

ARTICLE VI

PAYMENTS

6.1Receipt of Payments.  Borrower shall make each payment under this Note without set-off, counterclaim or deduction and free and clear of all Taxes not later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made.

6.2Application and Allocation of Payments.  Any payments made by Borrower to the Lender shall be applied in the same order as provided in Section 3.8 hereof.

6.3Accounting.  Lender is authorized to record on its books and records the date and amount of the Loans and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.  Lender shall provide Borrower on a quarterly basis a statement and accounting of such recordations, but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to Borrower under this Note.  Except to the extent that Borrower shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

ARTICLE VII

INDEMNITY

Borrower agrees to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Note or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Note or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to this Note (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO BORROWER, ANY

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SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to make the Loans, Borrower represents and warrants to Lender (each of which representations and warranties shall survive the execution and delivery of this Note), and promise to and covenant and agree with Lender until the Termination Date as follows:

8.1Corporate Power; Authorization; Enforceable Obligations.  The execution, delivery and performance by Borrower hereof: (a) are and will continue to be within Borrower’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contract binding upon Borrower; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s assets; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person.  As of the Closing Date, this Note and each other Loan Document shall have been duly executed and delivered on behalf Borrower, and upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

8.2Government Regulation; Margin Regulations.  Borrower is not subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, or to perform its obligations under the Loan Documents.  The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. Borrower is not engaged, nor will it engage in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”).  Borrower does not own any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Note will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock.  Borrower will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

8.3Further Assurances.  At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender

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may reasonably deem desirable (a) to obtain the full benefits of this Note or (b) to enable Lender to exercise all or any of the rights and powers herein granted.

8.4PATRIOT Act, Anti-Money Laundering. The Borrower is, and to the knowledge of the Borrower, its directors, officers, employees and agents are, in compliance in all material respects with the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders.

8.5APM Representations. The Borrower hereby reaffirms to Lender all of the representations and warranties made by it to Parent pursuant to Article 4 of the APM, subject in each case to all of the limitations and qualifications set forth therein, as if they were set forth in full herein.

ARTICLE IX

NEGATIVE COVENANTS

Borrower covenants and agrees that, without Lender’s prior written consent, from the Closing Date until the Termination Date, it shall not, directly or indirectly, by operation of law or otherwise take any action which, if taken during such period without Parent’s consent, would constitute a breach of any of the covenants Section 6.1(b) of the APM.

ARTICLE X

EVENTS OF DEFAULT: RIGHTS AND REMEDIES

10.1Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with the terms of this Note:

(a)Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

(b)Borrower shall create or permit any Lien on any Company Intellectual Property or other Collateral, other than Permitted Liens; or

(c)an event of default shall occur under any Contract with a value in excess of $100,000 of Borrower (other than this Note or the APM), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding $100,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

(d)any representation or warranty in any Loan Document, or in any written statement pursuant thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower shall be untrue or incorrect in any material respect as of the date when made

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or deemed made (it being understood and agreed that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); or

(e)there shall be commenced against any Borrower any Proceedings seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for thirty (30) consecutive days; or Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f)a case or proceeding shall have been commenced involuntarily against Borrower in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Note or any other Loan Document or any action taken hereunder or thereunder; or

(g)Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h)[reserved]; or

(i)[reserved]; or

(j)[reserved]; or

(k)the APM is terminated in accordance with Article VIII thereof; or

(l)the Borrower fails to obtain the Requisite Company Vote following three (3) adjournments of the Stockholders’ Meeting in order to obtain the Requisite Company Vote; or

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(m)the Borrower shall sell, transfer, license, lease, distribute, transfer, or otherwise dispose of all or substantially all of its assets to any other Person, including an affiliate or subsidiary of Borrower.

10.2Remedies.  If any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions:  (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities, whereupon such Obligations shall become and be due and payable; (ii) terminate the Commitment Amount, whereupon the Commitment Amount shall terminate immediately, or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity; provided, that upon the occurrence of any Event of Default specified in Sections 10.1(e), (f) or (g), the Obligations shall become immediately due and payable without any action on the part of the Lender and the Commitment Amount will terminate immediately without any action on the part of the Lender.  Lender’s rights and remedies under this Note shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity; and provided further that Lender may not exercise any remedies pursuant to this section 10.2 in respect of an Event of Default specified in Sections 10(k) and (l) unless such Event of Default has occurred and been continuing for 150 days.  All provisions of this Note are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Note invalid or unenforceable, in whole or in part.

10.3Waivers by Credit Parties.  Except as otherwise provided for in this Note and to the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, and hereby ratifies and confirms whatever Lender may do in this regard; and (b) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Note, the other Loan Documents and the transactions evidenced hereby and thereby.

ARTICLE XI

MISCELLANEOUS

11.1Complete Agreement; Modification of Note.  This Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and Borrower. Borrower shall have all duties and obligations under this Note and such other Loan Document from the date of its execution and delivery, regardless of whether the Loan has been funded at that time.

11.2Expenses.  Borrower agrees to pay or reimburse Lender for all costs and expenses (including the reasonable actual out-of-pocket fees and expenses of all special counsel, advisors, consultants) incurred in connection with:  (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including a wire

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transfer fees); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Borrower, the Borrower’s assets or business, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans or (ii) to evaluate, observe or assess Borrower.

11.3Rules of Construction.  Any accounting term used in this Note or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Note as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Note.For purposes of this Note and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary:  (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

11.4No Waiver.  Neither Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of any Loan Document, nor Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower to Lender contained in any Loan Document and no Default by Borrower under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and

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Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

11.5Severability; Section Titles.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.  Except as otherwise expressly provided for herein, no termination or cancellation (regardless of cause or procedure) of any financing arrangement hereunder shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of Borrower hereunder shall survive the Termination Date.  The Section titles contained herein are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.6Notices.  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Note, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule A or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than any Borrower or Lender) designated in Schedule A to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

11.7Counterparts.  This Note may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.  This Note may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

11.8Successors and Assigns.  This Note shall be binding on and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns, except as otherwise provided herein or therein.  Borrower may not assign, transfer, hypothecate, delegate or otherwise convey

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its rights, benefits, obligations or duties hereunder without the prior express written consent of Lender.  Any such purported conveyance by Borrower or without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents.  Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

11.9GOVERNING LAW.  THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.10SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON ANY OTHER SECURITY GRANTED TO IT FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE A OF THIS NOTE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(b)THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND

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BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.11Reinstatement.  This Note shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or otherwise, all as though such payments had not been made.

11.12Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Note and, specifically, the provisions of Sections 11.10 and 11.11, with its counsel.

11.13No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Note.  In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.

ARTICLE XII

REPLACEMENT OF NOTE

On receipt by Borrower of an affidavit of an authorized representative of Lender stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of this Note), Borrower, at Lender’s expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.

ARTICLE XIII

SECURITY INTEREST

The obligations under this Note are secured by a security interest granted to the Lender in the Collateral as more fully described in the Loan Documents.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed as of the date first written above.

/
AGILE THERAPEUTICS, INC,

	By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: Chairperson and CEO

EXELTIS USA, INC.

	By:	/s/ Robert Spina
Name: Robert Spina
Title: President

EXHIBIT A

LOAN REQUEST

Re:Loan Request dated [●], 2024

Ladies and Gentlemen:

Reference is made to that certain Revolving Promissory Note (the “Note”), dated as of June [___], 2024, between AGILE THERAPEUTICS, INC., as Borrower, and EXELTIS USA, INC., as Lender.  Capitalized terms used but no otherwise defined herein shall have the meanings assigned to such terms in the Note.

This notice constitutes a Loan Request and the Borrower hereby gives you notice, pursuant to Section 3.3 of the Note, that it requests a Borrowing under the Note, and that the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of requested Borrowing: _________________
(B)	Date of requested Borrowing (which is a Business Day):________________
(C)	Aggregate amount of Borrowings in such Calendar week after giving effect to the requested Borrowing: ______________
(D)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________).
(E)	the aggregate principal amount of all outstanding Loans, after giving effect to such requested Borrowing is: ____________.

The undersigned hereby certifies that (i) the conditions specified in paragraphs [(a) and (b) of Section 4.2]1[(a), (b), (c) and (d) of Section 4.3]2 of the Note have been satisfied and (ii) the proceeds of the Loan will be used only as expressly permitted under the Note.

AGILE THERAPEUTICS, INC.

By:
Name:
Title:

[1]	Note to Draft: Delete if Borrowing request is not for the Initial Loan.
[2]	Note to Draft: Delete if Borrowing request is for the Initial Loan.

Exhibit 10.2

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of June 25, 2024 (this “Agreement”), is entered into by and among AGILE THERAPEUTICS, INC. (“Grantor”), and EXELTIS USA, INC. (“Lender”).

RECITALS:

WHEREAS, reference is made to that certain Revolving Promissory Note, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), by and among Grantor and Lender;

WHEREAS, in consideration of the accommodations of Lender as set forth in the Note, Grantor has agreed to secure Grantor’s obligations under the Loan Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Grantor and the Lender agree as follows:

SECTION 1.DEFINITIONS; GRANT OF SECURITY.

1.1General Definitions. In this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Records” shall mean books, records (other than patient records), ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Company” shall have the meaning set forth in the recitals.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyrights or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights and copyrightable subject matter (including Community designs and whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases or other collections of information, data, works or other materials, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.2(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights to sue or otherwise recover for past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, licenses, fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto and (v) all other rights corresponding thereto, accruing thereunder or pertaining thereto throughout the world.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” shall have the meaning set forth in the preamble.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and all causes of action and the right to sue, seek other remedies arising from or relating to any of the foregoing or otherwise recover for any past, present and future infringement, dilution, misappropriation, misuse or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Licenses” shall mean the collective reference to all Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future breach or other violation thereof,

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including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Money” shall mean “money” as defined in the UCC.

“Note” shall have the meaning set forth in the recitals.

“Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patents or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(D) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.2(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all provisional, reissues, divisionals, substitutions, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof, (iii) all inventions, invention disclosures and improvements thereto whether or not patentable, (iv) all inventions and improvements described therein, (v) all rights to sue or otherwise recover for past, present and future infringements or other violations thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and (viii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademarks or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(F) (as such schedule may be amended or supplemented from time to time) but excluding non-exclusive licenses to certain commercial vendors allowing them to use Twirla marks in advertising and promoting Twirla.

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, brand names, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.2(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue or

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otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world..

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.2(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, technology or processes, including technical, engineering and manufacturing information, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue or otherwise recover for past, present and future misappropriation or other violation of any Trade Secret, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or thereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Note or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Note, the Note shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. All other rules of interpretation under the Note are hereby incorporated by reference as if fully set forth herein.

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SECTION 2.GRANT OF SECURITY.

2.1Grant of Security. Grantor hereby grants to the Lender a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under all (a) Intellectual Property of Grantor, (b) any Documents Collateral Records, and Collateral Support relating to such Intellectual Property, (c) any General Intangibles consisting of such Intellectual Property and (d) all Proceeds, products, accessions, rents and profits of or in respect such any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

2.2Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 attach to the following (collectively, the “Excluded Property”):

(a)any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity (collectively, the “Anti Non-Assignment Clauses”)), provided however that (1) the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, or unenforceability breach, termination, right of termination or default shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above and (2) no lease, license, contract, property rights or agreement shall be excluded from the Collateral pursuant to this clause (a) to the extent such lease, license, contract, property rights or agreement (or, in each case, any provision therein) was entered into in contemplation of this clause (a) or for the purpose of circumventing the provisions of this Agreement or any of the other Loan Documents; or

(b)any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or void, such intent-to-use trademark application, or any registration that may issue therefrom, under applicable federal law.

Notwithstanding anything in this Section 2.2 to the contrary, Proceeds of the Excluded Property and Accounts and Payment Intangibles (as defined in the UCC) arising therefrom, shall not be excluded from the Collateral pursuant to this Section 2.2.

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SECTION 3.SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.

3.1Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (collectively, the “Secured Obligations”).

3.2Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) Grantor shall remain liable for all obligations with respect to the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender, (b) Grantor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Lender shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (c) the exercise by the Lender of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1Generally.

(a)Representations and Warranties. Grantor hereby represents and warrants to Lender, on the Closing Date and on the date of each Borrowing under the Note, that:

(i)it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, Liens arising as a result of Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;

(ii)it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of Grantor, (x) the jurisdiction of organization of Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

(iii)the full legal name of Grantor is as set forth on Schedule 4.1(A), and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

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(iv)except as set forth on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the last five (5) years;

(v)it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated or will be terminated on the date hereof concurrently with the issuance and sale of the Note;

(vi)(x) upon the filing of all UCC financing statements naming Grantor as “debtor” and the Lender as “secured party” and describing the Collateral, including, without limitation, a description of the Collateral, in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (y) upon recordation of the security interests granted hereunder in Patents and Trademarks in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office, the security interests granted to the Lender hereunder constitute valid and perfected first priority Liens on all of the Collateral;

(vii)all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Lender of the voting or other rights set forth in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(viii)(A) other than the financing statements filed in favor of the Lender, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Lender for filing and (y) financing statements filed in connection with Permitted Liens and (B) other than the Lender and any automatic control in favor of a bank, securities intermediary or commodity intermediary maintaining a Deposit Account or Securities Account, no Person is in control of any Collateral;

(ix)no authorization, consent approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by Grantor of the Liens purported to be created in favor of the Lender hereunder or (ii) the exercise by the Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the notices and filings contemplated by clause (vi) above that will be filed substantially simultaneously with the occurrence of the Closing Date or that are expressly permitted to be filed after the Closing Date pursuant to the Note;

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(x)all information supplied by Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xi)none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xii)it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut;

(xiii)Grantor has not become bound as a debtor, either by contract or by operation of law, by a security agreement previously entered into by another Person;

(xiv)Grantor has been duly organized as an entity of the type as set forth opposite Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Grantor has not organized or filed any certificates of domestication, transfer continuance in any other jurisdiction; and

(xv)not more than 10% of the value of all personal property included in the Collateral is located in any country other than the United States.

(b)Covenants and Agreements. Grantor hereby covenants and agrees that:

(i)except for the security interest created by this Agreement and the other Collateral Documents, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)it shall not change Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless permitted by the Note and provided that it shall have (a) notified the Lender in writing, by executing and delivering to the Lender a completed Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least fifteen (15) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, type of organization, jurisdiction of organization or trade name and providing such other information in connection therewith as the Lender may reasonably request and (b) taken all actions necessary, advisable or reasonably requested by the Lender to maintain the continuous validity, perfection and the same or better priority of the Lender’s security interest in the Collateral intended to be granted and agreed to hereby;

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(iv)if the Lender or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes;

(v)it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith; provided, Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment;

(vi)upon Grantor or any officer of Grantor obtaining knowledge thereof, it shall promptly notify the Lender in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of Grantor or the Lender to dispose of the Collateral or any portion thereof, or the rights and remedies of the Lender in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

(vii)it shall not take or permit any action which could impair the Lender’s rights in the Collateral; and

(viii)it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Note.

4.2Intellectual Property.

(a)Representations and Warranties. Except as disclosed in Schedule 4.2(H) (as such schedule may be amended or supplemented from time to time), Grantor hereby represents and warrants to Lender and each other Secured Party, on the Closing Date and on each Credit Date, that:

(i)Schedule 4.2 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents and Trademarks owned by Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of Grantor;

(ii)it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 4.2 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use and, where Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for (A) Permitted Liens and (B) ownership rights of the licensor in respect of Patent Licenses, Trademark Licenses and Trade Secret License;

(iii)all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the

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Intellectual Property the subject of a reexamination, inter partes review, covered business method or derivation proceeding or any other similar proceeding, and Grantor has performed all acts and has paid or is within an applicable grace period for all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Patents and Trademarks in full force and effect;

(iv)all Intellectual Property is valid and enforceable; no holding, decision, ruling or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, Grantor’s right to register, or Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of Grantor’s knowledge, threatened;

(v)all registrations, issuances and applications for Patents and Trademarks owned by Grantor is in the name of at least one Grantor, and none of the Trademarks, Patents or Trade Secrets has been licensed by Grantor to any Affiliate or third party, except as disclosed in Schedule 4.2(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

(vi)Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents;

(vii)Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to ensure that all licensees of the Trademark Collateral owned by Grantor use such adequate standards of quality;

(viii)the conduct of Grantor’s business does not infringe upon, misappropriate, dilute or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any third party and no demand that Grantor enter into a license or co-existence agreement has been made but not resolved;

(ix)to the best of Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned or used by Grantor, or any of its respective licensees;

(x)no settlement or consents, covenants not to sue, co-existence agreements, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Intellectual Property;

(xi)Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective

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financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Lender and Permitted Liens; and

(xii)each Intellectual Property License to which Grantor is a party is in full force and effect and valid and binding on Grantor and to Grantor’s knowledge the counterparty thereto, Grantor is not in material breach of, or material default thereunder, and to the Grantor’s knowledge no counterparty thereto is in material breach of, or material default thereunder, or has provided or received any notice, whether written or oral, of any intention to terminate or seek renegotiation of, any such Intellectual Property License and to the Grantor’s knowledge no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute a material breach of, or a material default under, any such Intellectual Property License, and Grantor has made available to the Lender a true and complete copy of each such Intellectual Property License, including all modifications, amendments, supplements, annexes and schedules thereto and written waivers thereunder, prior to the date hereof.

(b)Covenants and Agreements. Grantor hereby covenants and agrees with Lender and each other Secured Party as follows:

(i)it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor or otherwise of material value may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)it shall not, with respect to any Trademarks which are material to the business of Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and Grantor shall take all steps necessary to ensure that licensees of such Trademarks use such consistent standards of quality;

(iii)it shall, within thirty (30) days of the creation or acquisition of any copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office;

(iv)it shall promptly notify the Lender if it knows or has reason to know that any item of the Intellectual Property that is material to the business or otherwise of material value of Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, any state registry, any foreign counterpart of the foregoing, or any court or (d) the subject of any reversion or termination rights;

(v)it shall take all reasonable steps in the United States Patent and Trademark Office, any state registry or any foreign counterpart of the foregoing, to pursue

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any application and maintain any registration of each Trademark and Patent owned by Grantor and material to its business or otherwise of material value which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.2(C) and (E) (as each may be amended or supplemented from time to time);

(vi)it shall defend its title and ownership of its Intellectual Property material to the conduct of its business and in the event that any Intellectual Property owned by or exclusively licensed to Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vii)it shall promptly (but in no event more than thirty (30) days after Grantor obtains knowledge thereof) report to the Lender (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii)in the case of any Collateral (whether now owned or hereafter acquired, or no longer Excluded Property) (a) consisting of registered U.S. Trademarks and applications therefor, it shall execute and deliver to the Lender a Trademark Security Agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Lender, (b) consisting of issued U.S. Patents and applications therefor, it shall execute and deliver to the Lender a Patent Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Lender and (c) it shall, promptly upon the reasonable request of the Lender, execute and deliver to the Lender any other document required to acknowledge, confirm, register, record, or perfect the Lender’s interest in any part of the Intellectual Property, whether now owned or hereafter acquire;

(ix)except with the prior consent of the Lender or as permitted under the Note, Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of Lender and Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Agreement and the other Loan Documents and Permitted Liens;

(x)it shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impairs or prevents the creation of a security interest in, or the

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assignment of, Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(xi)it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(xii)it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

(xiii)it shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, Grantor may take (and, at Lender’s reasonable direction, shall take) such action as Grantor or Lender may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Lender shall have the right at any time, to notify, or require Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 5.ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTOR.

5.1Access; Right of Inspection. The Lender shall have access to all the books, correspondence and records of Grantor related to the Collateral, and Lender and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Lender, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Lender and its representatives shall at all times, upon reasonable notice to Grantor, also have the right to enter any premises of Grantor and inspect any property of Grantor where any of the Collateral of Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

5.2Further Assurances.

(a)Grantor agrees that from time to time, at the expense of Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall:

(i)file or authorize the filing of such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Lender may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property

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with any intellectual property registry in which such Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)at any reasonable time, upon request by the Lender, assemble the Collateral and allow inspection of the Collateral by the Lender, or persons designated by the Collateral Agent; and

(iv)at the Lender’s request, appear in and defend any action or proceeding that may affect Grantor’s title to or the Lender’s security interest in all or any part of the Collateral.

(b)Grantor hereby authorizes the Lender to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Lender may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Lender herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Grantor shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

(c)Grantor hereby authorizes the Lender to modify this Agreement after obtaining Grantor’s approval of or signature to such modification by amending Schedule 4.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which Grantor no longer has or claims any right, title or interest.

SECTION 6.LENDER APPOINTED ATTORNEY-IN-FACT.

6.1Power of Attorney. Notwithstanding anything to the contrary; until Payment in Full, Grantor hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Lender or otherwise, from time to time in Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by Grantor or paid to the Lender pursuant to the Note;

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(b)upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral;

(e)to prepare and file any UCC financing statements against Grantor as debtor;

(f)to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of Grantor as debtor;

(g)upon the occurrence and during the continuance of an Event of Default to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its sole discretion, any such payments made by the Lender to become obligations of Grantor to the Lender, due and payable immediately without demand; and

(h)upon the occurrence and during the continuance of an Event of Default generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Grantor’s expense, at any time or from time to time, all acts and things that the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

6.2No Duty on the Part of Lender. The powers conferred on the Lender hereunder are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.REMEDIES.

7.1Generally.

(a)If any Event of Default shall have occurred and be continuing, the Lender may exercise in respect of the Collateral, in addition to all other rights and remedies set forth herein

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or otherwise available to it at law or in equity, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)require Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to Lender at a place to be designated by the Lender that is reasonably convenient to both parties;

(ii)enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Lender deems appropriate; and

(iv)without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Lender may deem commercially reasonable.

(b)The Lender may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Lender, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that it would not be commercially unreasonable for the Lender to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the extent permitted by applicable law, Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a

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public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Lender to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Lender hereunder.

(c)The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)The Lender shall have no obligation to marshal any of the Collateral.

7.2Application of Proceeds. Except as expressly set forth elsewhere in this Agreement or in the Loan Documents, all proceeds received by the Lender in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Lender against the Secured Obligations as provided in the Note.

7.3Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4Intellectual Property.

(a)Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)The Lender shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of Grantor, the Lender or otherwise, in its sole discretion, to enforce any Intellectual Property rights of Grantor, in which event Grantor shall, at the request of the Lender, do any and all lawful acts and execute any and all documents required by the Lender in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Lender as set forth in Section 9 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Lender shall elect not to bring suit to enforce any Intellectual Property as set forth in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of Grantor’s rights in the Intellectual Property by others and for that purpose agrees to

17

diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)upon written demand from the Lender, Grantor shall grant, assign, convey or otherwise transfer to the Lender or such Lender’s designee all of Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Lender such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Lender (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)within five (5) Business Days after written notice from the Lender, Grantor shall make available to the Lender, to the extent within Grantor’s power and authority, such personnel in Grantor’s employ on the date of such Event of Default as the Lender may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Lender’s behalf and to be compensated by the Lender at Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)The Lender shall have the right to notify, or require Grantor to notify, any obligors with respect to amounts due or to become due to Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Lender, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done;

(1)all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to the Lender in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided in Section 7.7 hereof; and

(2)Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

18

(b)If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Lender of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, the Lender shall promptly execute and deliver to Grantor, at Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to the Lender as aforesaid, subject to any disposition thereof that may have been made by Lender; provided, that after giving effect to such reassignment, the Lender’s security interest granted pursuant hereto, as well as all other rights and remedies of the Lender granted hereunder, shall continue to be in full force and effect; and provided further, that the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Lender and the Secured Parties.

(c)Solely for the purpose of enabling the Lender to exercise rights and remedies under this Section 7 and at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to the Lender, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

7.5Cash Proceeds. All proceeds of any Collateral received by Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall, at Lender’s request, be held by Grantor in trust for the Lender, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to the Lender in the exact form received by Grantor (duly indorsed by Grantor to Lender, if required) and held by Collateral Agent. Any Cash Proceeds received by the Lender (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Lender for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Lender, (A) be held by the Lender for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Lender against the Secured Obligations then due and owing.

SECTION 8.CONTINUING SECURITY INTEREST; TRANSFER OF NOTE.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Payment in Full in Cash of all Secured Obligations, the cancellation or termination of the Commitments in writing, be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Note, Lender may assign or otherwise transfer the Note

19

held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Upon the Payment in Full of all Secured Obligations, the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantor. Upon any such termination the Lender shall, at Grantor’s expense, execute and deliver to Grantor or otherwise authorize the filing of such documents as Grantor shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Note, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Grantor with no further action on the part of any Person. The Lender shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantor shall reasonably request, in form and substance reasonably satisfactory to the Lender, including financing statement amendments to evidence such release.

SECTION 9.STANDARD OF CARE; LENDER MAY PERFORM.

The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Grantor under Article VII of the Note.

SECTION 10.MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Schedule A of the Note. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of

20

Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Lender and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Lender given in accordance with the Note, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantor and the Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

/s/
AGILE THERAPEUTICS, INC.

	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and CEO

[Signature Page to Intellectual Property Security Agreement]

EXELTIS USA, INC.

By:	/s/ Robert Spina
Name:	Robert Spina
Title:	President

[Signature Page to Intellectual Property Security Agreement]

EXHIBIT A
TO SECURITY AGREEMENT

SUPPLEMENT

This SUPPLEMENT, dated [mm/dd/yy], is delivered by AGILE THERAPEUTICS, INC. (“Grantor”), pursuant to the Intellectual Property Security Agreement, dated as of [   ], 2024 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), by and among Grantor, and EXELTIS USA, INC. (“Lender”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

AGILE THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT B
TO SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of June 25, 2024 (this “Trademark Security Agreement), by AGILE THERAPEUTICS, INC., a Delaware corporation (“Grantor”), in favor of EXELTIS USA, INC., in its capacity as Lender.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Revolving Promissory Note dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), between Grantor and Lender, Lender has agreed to make certain financial accommodations to the Grantor;

WHEREAS, Lender is willing to make such financial accommodations to the Grantor as provided for in the Note, but only upon the condition, among others, that Grantor shall have executed and delivered to Lender, that certain Intellectual Property Security Agreement, dated as of June 25, 2024 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Lender, for itself and the ratable benefit of Lender, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agree as follows:

1.	DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
2.

GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Lender a continuing first priority security interest in all of Grantor’ right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

(b)all reissues, continuations or extensions of the foregoing;

(c)all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

(d)all products and proceeds of the foregoing, including, without limitation, any claim by either Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any

Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

3.

SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Lender, on behalf of itself and Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

4.

GRANTOR REMAINS LIABLE. Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Trademarks and Trademark Licenses subject to a security interest hereunder.

5.

COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

6.

GOVERNING LAW. THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO

THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Grantor have caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

/
AGILE THERAPEUTICS, INC.

	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and CEO

ACCEPTED AND ACKNOWLEDGED BY:

EXELTIS USA, INC.

By:	/s/ Robert Spina
Name: Robert Spina
Title: President

EXHIBIT C
TO SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of June 25, 2024 (this “Patent Security Agreement”), by AGILE THERAPEUTICS, INC., a Delaware corporation (“Grantor”), in favor of EXELTIS USA, INC., in its capacity as Lender.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Revolving Promissory Note dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), between Grantor and Lender, pursuant to which Lender has agreed to make certain financial accommodations to the Grantor;

WHEREAS, Lender is willing to make such financial accommodations to the Grantor as provided for in the Note Purchase Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Lender, that certain Intellectual Property Security Agreement, dated as of June 25, 2024 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Lender, for itself and the ratable benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agree as follows:

1.	DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
2.

GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Grantor hereby grants to Lender, on behalf of itself and the Secured Parties, a continuing first priority security interest in all of Grantor’ right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a)all of its Patents and all Patent Licenses providing for the grant by or to Grantor of any right under any Patent, including, without limitation, those referred to on Schedule I hereto;

(b)all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

3.

SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Lender, on behalf of itself and the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control

4.

GRANTOR REMAINS LIABLE. Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Patents and Patent Licenses subject to a security interest hereunder.

5.

COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

6.

GOVERNING LAW. THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Grantor have caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

AGILE THERAPEUTICS, INC.

By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: Chairperson and CEO

ACCEPTED AND ACKNOWLEDGED BY:

EXELTIS USA, INC.

By:	/s/ Robert Spina
Name: Robert Spina
Title: President

Exhibit 99.1

Agile Therapeutics Inc. Announces Definitive Merger Agreement with Insud Pharma, S.L.

Agile Therapeutics will combine with Insud Pharma’s US Subsidiary, Exeltis, expanding an already significant Women’s Health/contraceptive portfolio

Agile Therapeutics Common Shareholders expected to receive $1.52 per share of common stock – approximately a 356% premium to the closing share price on June 25, 2024

Definitive Merger Agreement is subject to Agile Shareholder Approval. Agile Board is recommending shareholder approval of the Definitive Merger Agreement

PRINCETON, N.J., June 26, 2024 (GLOBE NEWSWIRE) – Agile Therapeutics, Inc. (“Agile”) (OTCQB: AGRX), a women's healthcare company, today announced that it has entered into a definitive merger agreement (“Merger Agreement”) with Insud Pharma, S.L. (“Insud”) a global pharmaceutical group based in Spain with a 45 year track record and a presence in over 50 countries, pursuant to which Insud, through its US subsidiary, Exeltis Project, Inc. (“Exeltis”), will acquire Agile for $1.52 per share in cash net of assumed liabilities and estimated transaction costs for an approximate total enterprise value of $45 million.

“We started Agile with the goal of improving women’s health through innovative, clinically differentiated products for women,” said Agile Chairperson and Chief Executive Officer Al Altomari. “We are proud of what we have been able to accomplish with our small, dedicated team: gaining approval of Twirla, the only low dose combined hormonal contraceptive patch, and developing a targeted commercial platform that allowed us to accelerate the growth of Twirla while reducing and managing our operating expenses. Now, we are excited about the future of Twirla in the hands of Exeltis, Insud’s US subsidiary, which we believe has the organization and resources to build on the growth momentum we have created. We believe this is the right path for Agile, provides a substantial premium to our current stock price, and a good development for women’s health.”

On June 25, 2024, Agile also entered into a cash-out acknowledgment and cancellation agreement (the “Warrant Cash-Out Agreement”) with the holders of not less than ninety-five percent (95%) of the Company’s outstanding common stock warrants, also conditioned on closing of the merger. As a condition to entering into the Merger Agreement, Agile has also entered into a third amendment of its Manufacturing and Commercialization Agreement with Corium Innovations, Inc. (“Corium”) (“Amendment No. 3”) on commercial terms reasonably acceptable to Insud and conditioned on the closing of the merger.

As part of the merger consideration for Agile, Insud has agreed to make available a line of credit of up to $8,000,000, (the “Bridge Loan”) secured by the Company’s intellectual property. The initial amount to be advanced under the Bridge Loan will be used primarily to pay for the purchase of inventory.

The Board of Directors of Agile has unanimously approved the transaction. The transaction is expected to close in the third quarter of 2024, subject to completion of Agile’s obligations to Corium under Amendment No. 3 and other customary closing conditions, including approval by Agile’s stockholders. Upon completion of the transaction, Agile will no longer be listed on any public market.

Advisors

H.C. Wainwright & Co. acted as exclusive financial advisor to Agile Therapeutics, Inc., in this transaction and Morgan, Lewis & Bockius LLP acted as its legal advisor. Loeb & Loeb LLP and RC Law LLP acted as legal advisors to Insud Pharma, S.L. and Exeltis USA, Inc.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website and LinkedIn account.

About Twirla®

Twirla (levonorgestrel and ethinyl estradiol) transdermal system is a once-weekly combined hormonal contraceptive (CHC) patch that contains the active ingredients levonorgestrel (LNG), a type of progestin, and ethinyl estradiol (EE), a type of estrogen. Twirla is indicated for use as a method of contraception by women of reproductive potential with a body mass index (BMI) < 30 kg/m2 for whom a combined hormonal contraceptive is appropriate. Healthcare providers (HCPs) are encouraged to consider Twirla’s reduced efficacy in women with a BMI ≥ 25 to <30 kg/m2 before prescribing. Twirla is contraindicated in women with a BMI ≥ 30 kg/m2. Twirla is also contraindicated in women over 35 years old who smoke.

Cigarette smoking increases the risk of serious cardiovascular events from CHC use. Twirla is designed to be applied once weekly for three weeks, followed by a week without a patch.

About Insud Pharma

Insud Pharma is a pharmaceutical group with more than 45 years of history, presence in around 50 countries, 9,000 employees worldwide and 20 manufacturing plants.

Insud Pharma operates throughout the value chain of the pharmaceutical industry, offering specialized knowledge in scientific research, development, manufacturing, sale and marketing of a wide range of active pharmaceutical ingredients (APIs), finished dosage forms (FDFs) and pharmaceutical products of brand for the care of humans and animals and biopharmaceuticals.

Insud Pharma seeks to improve health throughout the world by providing accessible, effective, safe and quality pharmacological treatments through its different business units, with continuous investment in R&D and the latest technology.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find it

In connection with the proposed transaction between Agile and Insud, Agile will file with the Securities and Exchange Commission (SEC) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, Agile may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Agile are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Agile’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Agile with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Agile’s website at https://ir.agiletherapeutics.com/financial-information/sec-filings, by contacting Agile’s investor relations department at https://ir.agiletherapeutics.com/contact-ir.

Participants in the Solicitation

Insud, Agile and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Agile in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Insud’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). Information about Agile and its directors and executive officers can be found in Agile’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 29, 2024 and Agile’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such amendment to the Annual Report.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements concerning the Company’s plans, objectives, strategy and strategic objectives, future events, business conditions, results of operations, business outlook and other information may be forward looking statements. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company and the impact on the Cash-Out Warrant Agreement and Amendment No. 3, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed merger, and (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally. The foregoing list of risk factors is not exhaustive. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The Company does not give any assurances that it will achieve its expectations.

Contact:

For Agile:

Agile Therapeutics Investor Relations

ir@agiletherapeutics.com

For Insud:

Communication Department
Edificio Ebrosa - Manuel Pombo Angulo, 28 3rd floor
28050 Madrid, Spain.

Tel: +34 91 771 15 00
E-mail: comunicacion@insudpharma.com